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As filed with the Securities and Exchange Commission on September 30, 2005

Securities Act File No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ORACLE HEALTHCARE ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	6770 (Primary Standard Industrial Classification Code Number)	26-0126028 (I.R.S. Employer Identification Number)
200 Greenwich Avenue 3rd Floor Greenwich, Connecticut 06830 (203) 862-7900
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
Joel D. Liffmann President and Chief Operating Officer 200 Greenwich Avenue 3rd Floor Greenwich, Connecticut 06830 (203) 862-7900
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
William H. Gump, Esq. Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, NY 10019-6099 (212) 728-8000 (212) 728-8111—Facsimile	Floyd I. Wittlin, Esq. Bingham McCutchen LLP 399 Park Avenue New York, NY 10022-4689 (212) 705-7000 (212) 752-5378—Facsimile

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:    ☒

       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

       If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:    ☒

Calculation of Registration Fee

Title of Each Class of Security to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Units, each consisting of one share of Common Stock, $.0001 par value, and one Warrant(2)	14,375,000	$8.00	$115,000,000	$13,536

Shares of Common Stock included as part of the Units(2)	14,375,000	—	—	—(3)

Warrants included as part of the Units(2)	14,375,000	—	—	—(3)

Shares of Common Stock underlying the Warrants included in the Units(4)	14,375,000	$6.00	$86,250,000	$10,151

Total			$201,250,000	$23,687

(1)
Estimated solely for the purpose of calculating the registration fee.

(2)
Includes 1,875,000 Units and 1,875,000 shares of Common Stock and 1,875,000 Warrants underlying such Units which may be issued on exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any.

(3)
No fee pursuant to Rule 457(g).

(4)
Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued as a result of the anti-dilution provisions contained in the Warrants.

       The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated September 30, 2005

PRELIMINARY PROSPECTUS

$100,000,000

ORACLE HEALTHCARE ACQUISITION CORP.

12,500,000 Units

        Oracle Healthcare Acquisition Corp. is a blank check company recently formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, an operating business in the healthcare industry.

        This is an initial public offering of our securities. Each unit that we are offering consists of:

  •
  one share of our common stock; and

  •
  one warrant.

        Each warrant entitles the holder to purchase one share of our common stock at a price of $6.00. Each warrant will become exercisable on the later of our completion of a business combination or [                        ], 2006 [one year from the date of this prospectus], and will expire on [                        ], 2009 [four years from the date of this prospectus], or earlier upon redemption.

        We have granted the underwriter a 45-day option to purchase up to 1,875,000 additional units solely to cover over-allotments, if any (over and above the 12,500,000 units referred to above). The over-allotment will be used only to cover the net short position resulting from the initial distribution.

        There is presently no public market for our units, common stock or warrants. We anticipate that our units will be quoted on the OTC Bulletin Board under the symbol "[            ]" on or promptly after the date of this prospectus. The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants will begin separate trading on the earlier to occur of the expiration of the underwriter's option to purchase up to 1,875,000 additional units to cover over-allotments or 20 days after the exercise in full or in part by the underwriter of such option. For more information, see the section entitled "Description of Securities—Units." Once the securities comprising the units begin separate trading, we anticipate that the common stock and warrants will be quoted on the OTC Bulletin Board under the symbols "[            ]" and "[            ]", respectively. We cannot assure you, however, that our securities will be or will continue to be quoted on the OTC Bulletin Board.

        Investing in our securities involves a high degree of risk. See "Risk Factors" beginning on page 8 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price	Underwriting Discount and Commission(1)	Proceeds, Before Expenses, to Us

Per unit	$8.00	$0.40	$7.60

Total	$100,000,000	$5,000,000	$95,000,000

(1)
The underwriter has agreed to defer underwriting fees equal to 2% of the gross proceeds of this offering, or $2,000,000 ($2,300,000 if the underwriter's over-allotment option is exercised in full), until the consummation of our initial business combination. Upon the consummation of our initial business combination, we will pay such deferred fees to the underwriter out of the proceeds of this offering held in a trust account at Lehman Brothers Inc., maintained by Continental Stock Transfer & Trust Company acting as trustee. See "Underwriting—Commissions and Discounts."

        Of the net proceeds we receive from this offering, $92,500,000 (approximately $7.40 per unit) will be deposited into a trust account at Lehman Brothers Inc., maintained by Continental Stock Transfer & Trust Company acting as trustee.

        We are offering the units for sale on a firm-commitment basis. CRT Capital Group LLC expects to deliver our securities to investors in the offering on or about [                        ], 2005.

CRT Capital Group LLC

                        , 2005

        You should rely only on the information contained in this prospectus. We have not, and the underwriter has not, authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

PROSPECTUS SUMMARY

        This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements, and the related notes and schedules thereto. Unless otherwise stated in this prospectus, references to "we," "us" or "our" refer to Oracle Healthcare Acquisition Corp. Unless we tell you otherwise, the information in this prospectus assumes that the underwriter has not exercised its over-allotment option.

        Unless we tell you otherwise, the term "business combination" as used in this prospectus means an acquisition of, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, an operating business. The term "existing stockholder" as used in this prospectus refers to the persons that held shares of our common stock immediately prior to the date of this prospectus. In addition, unless we tell you otherwise, the term "public stockholder" as used in this prospectus refers to the holders of the shares of common stock which are being sold as part of the units in this offering, including any of our existing stockholders to the extent that they purchase such shares.

        We are a blank check company organized under the laws of the State of Delaware on September 1, 2005. We were formed to acquire a business operating in the healthcare industry through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination.

        To date, our efforts have been limited to organizational activities. We have neither engaged in any operations nor generated any revenues to date.

        The healthcare industry is one of the largest segments of the United States economy, with total U.S. healthcare expenditures in 2003 of $1.7 trillion, or $5,700 per person, which accounted for more than 15% of U.S. gross domestic product, or GDP. The U.S. healthcare industry is also experiencing strong growth. According to the Centers for Medicare and Medicaid Services, or CMS, U.S. healthcare expenditures have increased from $246 billion in 1980 to a forecasted $1.9 trillion in 2005, representing a compound annual growth rate, or CAGR, of 9%. By 2014, U.S. healthcare expenditures are projected to reach $3.6 trillion, or almost 19% of projected GDP, representing a CAGR of more than 7% over the ten year period.

        We do not have any specific business combination under consideration and we have not (nor has anyone acting on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. We have not (nor have any of our agents or affiliates acting on our behalf) been approached by any candidates (or a representative of any candidates) with respect to a possible acquisition transaction with us. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate. Our initial business combination must be with an operating business whose fair market value is equal to at least 80% of our net assets at the time of such acquisition. In order to do so, we may seek to raise additional funds through the private sale of securities or the incurrence of indebtedness that would enable us to effect a business combination with an operating business having a fair market value in excess of 80% of our net assets at the time of such an acquisition. We have not entered into any such financing arrangements or had discussions, formal or otherwise, with any third parties with respect to such financing arrangements.

        Our officers and directors will not receive any compensation prior to the consummation of our initial business combination other than reimbursement for out-of-pocket expenses incurred by them on our behalf, which includes an aggregate of $100,000 in loans which certain of them made to us in September 2005. After the consummation of a business combination, if any, to the extent they remain as officers of the resulting business, we anticipate that they may enter into employment agreements, the terms of which shall be negotiated and which we expect to be comparable to employment agreements with other similarly-situated companies in the healthcare industry. Further, after the consummation of a business combination, if any, to the extent such persons remain as directors of the resulting business, we anticipate that they will receive compensation comparable to directors at other similarly-situated companies in the healthcare industry.

        In addition, we have agreed to pay Oracle Investment Management, Inc., an affiliated third party of which Mr. Feinberg (our Chairman) is the President and the sole stockholder, and Mr. Liffmann (our President and Chief Operating Officer) is a principal, approximately $7,500 per month for office space and certain additional general and administrative services.

        Our offices are located at 200 Greenwich Avenue, 3rd Floor, Greenwich, Connecticut 06830, and our telephone number is (203) 862-7900.

THE OFFERING

Securities Offered:	12,500,000 units, at $8.00 per unit, each unit consisting of:
• one share of common stock; and
• one warrant.

The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants will begin separate trading on the earlier to occur of the expiration of the underwriter's option to purchase up to 1,875,000 additional units to cover over-allotments or 20 days after the exercise in full or in part by the underwriter of such option. In no event will separate trading of the common stock and warrants be allowed until we have filed an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K, including an audited balance sheet, with the Securities and Exchange Commission, or SEC, upon the consummation of this offering, which is anticipated to take place three business days after the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Current Report on Form 8-K with the SEC, and if such over-allotment option is exercised after such time, we will file an additional Current Report on Form 8-K with the SEC, including an audited balance sheet reflecting our receipt of the gross proceeds from such exercise of the over-allotment. The Current Report on Form 8-K will be publicly available on the SEC's website at http://www.sec.gov. For more information, see the section entitled "Description of Securities—Units."
Common Stock:
Number of shares outstanding before this offering:	3,125,000 shares
Number of shares to be outstanding after this offering:	15,625,000 shares

Warrants:
Number of warrants outstanding before this offering:	0 warrants
Number of warrants to be outstanding after this offering:	12,500,000 warrants
Exercisability:	Each warrant is exercisable for one share of common stock.
Exercise price:	$6.00
Exercise period:	The warrants will become exercisable on the later of:
• the completion of a business combination on the terms described in this prospectus; or
• , 2006.
The warrants will expire at 5:00 p.m., New York City time, on , 2009, or earlier upon redemption.
Redemption:	We may redeem the outstanding warrants at any time after the warrants become exercisable:
• in whole and not in part;
• at a price of $0.01 per warrant;
• upon a minimum of 30 days' prior written notice of redemption; and
•
only if the last sales price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

We established the last criterion to provide warrant holders with a premium to the initial warrant exercise price, as well as a degree of liquidity to cushion the market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, the warrant holders will then be entitled to exercise their warrants prior to the date scheduled for redemption. However, there can be no assurance that the price of the common stock will exceed $11.50 or the warrant exercise price after the redemption call is made.
Proposed OTC Bulletin Board symbols for our securities:
Units:	[ ]
Common Stock:	[ ]
Warrants:	[ ]

Offering proceeds to be held in trust:
$92,500,000 of the proceeds of this offering (approximately $7.40 per unit) will be placed in a trust account at Lehman Brothers Inc., maintained by Continental Stock Transfer & Trust Company acting as trustee, pursuant to an agreement to be signed on the date of this prospectus (and in the event the units are registered for sale in Colorado, pursuant to Section 11-51-302(6) of the Colorado Revised Statutes). These proceeds will not be released until the earlier of (i) the completion of a business combination on the terms described in this prospectus or (ii) our liquidation. Therefore, unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering, expenses which we may incur related to the investigation and selection of a target business or the negotiation of an agreement to effect the business combination. These expenses may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially, approximately $2,000,000 after the payment of the expenses related to this offering). Additionally, the proceeds held in the trust account will be used to pay the underwriter a deferred fee equal to 2% of the gross proceeds of this offering, or $2,000,000 ($2,300,000 if the underwriter's over-allotment option is exercised in full), upon the consummation of our initial business combination.

None of the warrants may be exercised until after the consummation of a business combination. Thus, after the proceeds of the trust account have been disbursed, the warrant exercise price will be paid directly to us.
Limited payments to insiders:
There will be no fees or other payments paid to our existing stockholders, officers, directors or their affiliates prior to, or for any services they render in order to effectuate, the consummation of our initial business combination other than:
• repayment of an aggregate of $100,000 of non-interest bearing loans made by Larry N. Feinberg and Joel D. Liffmann; and
• reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating targets for our initial business combination.

The stockholders must approve a business combination:
We will seek stockholder approval before we effect our initial business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with any vote required for our initial business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote the shares of common stock then owned by them, including any shares offered by this prospectus, in accordance with the majority of the shares of common stock voted by our public stockholders other than our existing stockholders. For more information, see the section entitled "Proposed Business—Effecting a Business Combination—Opportunity for stockholder approval of a business combination." We will proceed with a business combination only if (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and (ii) public stockholders owning less than 20% of the shares sold in this offering both vote against the business combination and exercise their conversion rights as described below.
Conversion rights for stockholders voting to reject a business combination:
Public stockholders voting against a business combination will be entitled to convert their stock into a pro rata share of the trust account, including any interest earned (net of taxes payable) on their pro rata share, if the business combination is approved and consummated. However, voting against the business combination alone will not result in an election to exercise a stockholder's conversion rights. A stockholder must also affirmatively exercise such conversion rights at or prior to the time the business combination is voted upon by the stockholders. Public stockholders who convert their stock into a pro rata share of the trust account retain their warrants. Our existing stockholders cannot convert their stock into a pro rata share of the trust account if a business combination is approved, because they have agreed to vote their stock in accordance with the majority of the shares of common stock voted by the public stockholders other than our existing stockholders. For more information, see the section entitled "Proposed Business—Effecting a Business Combination—Opportunity for stockholder approval of a business combination."

Liquidation if no business combination:
We will dissolve and promptly distribute only to our public stockholders the amount in our trust account plus any of our remaining net assets if we do not effect a business combination within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after the consummation of this offering and the business combination relating thereto has not yet been consummated within such 18-month period). Our existing stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination solely with respect to the shares of common stock owned by them immediately prior to this offering; they will participate in any liquidation distribution with respect to any shares of common stock offered pursuant to this prospectus. There will be no distribution from the trust account with respect to our warrants, and all rights with respect to our warrants will effectively cease upon our liquidation. For more information, see the section entitled "Proposed Business—Effecting a Business Combination—Liquidation if no business combination."
Escrow of management shares:
On the date of this prospectus, all of our existing stockholders, including all of our officers and directors, will place the shares they owned before this offering into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, these shares will not be transferable during the escrow period and will not be released from escrow until , 2008 [three years from the date of closing]. For more information, see "Principal Stockholders."

Risks

        In making your decision whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company. Additionally, this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to the protections normally afforded to investors in Rule 419 blank check offerings. Further, our existing stockholders' initial equity investment is less than that which is required by the North American Securities Administrators Association, Inc. and we do not satisfy such association's Statement of Policy Regarding Unsound Financial Condition. You should carefully consider these and the other risks set forth in the section entitled "Risk Factors" beginning on page 8 of this prospectus.

SUMMARY FINANCIAL DATA

        The following table summarizes the relevant financial data for our business and should be read in conjunction with our financial statements, and the related notes and schedules thereto, which are included elsewhere in this prospectus. To date, our efforts have been limited to organizational activities and activities related to this offering so only balance sheet data is presented below.

	September 22, 2005
	Actual	As Adjusted
Balance Sheet Data:
Working capital	$(73,658)	$94,531,000
Total assets	235,908	94,531,000
Total liabilities	204,908	—
Value of common stock that may be converted to cash (approximately $7.40 per share without taking into account interest earned on the trust account)	—	18,499,993
Stockholders' equity	31,000	76,031,007

        The "as adjusted" information gives effect to the sale of the units we are offering pursuant to this prospectus, including the application of the estimated gross proceeds and the payment of the estimated remaining costs from such sale, including the repayment of an aggregate of $100,000 of promissory notes payable to Larry N. Feinberg and Joel D. Liffmann.

        The working capital (as adjusted) and total assets (as adjusted) amounts include the $92,500,000 being held in the trust account, which will be available to us only upon consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, we will be dissolved and the proceeds held in the trust account will be distributed solely to our public stockholders.

        We will not proceed with a business combination if public stockholders owning 20% or more of the shares sold in this offering both vote against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination if public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights. If this occurred, we would be required to convert to cash up to 2,499,999 of the 12,500,000 shares of common stock sold in this offering, at an initial per-share conversion price of approximately $7.40, without taking into account interest earned on the trust account (net of taxes payable). The actual per-share conversion price will be equal to the amount in the trust account, including all accrued interest (net of taxes payable), as of two business days prior to the consummation of the business combination, divided by the number of shares of common stock sold in this offering. In connection with any vote required for a business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote the shares of common stock then owned by them, including any shares offered by this prospectus, in accordance with the majority of the shares of common stock voted by our public stockholders other than our existing stockholders. As a result, our existing stockholders will not have any conversion rights attributable to their shares in the event that a business combination is approved by a majority of our public stockholders.

RISK FACTORS

        An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our securities. If any of the following risks occur, our business, financial condition and results of operations may be adversely affected. In that event, the trading price of our securities could decline, and you could lose all or a part of your investment.

Risks relating to the Company and the Offering

We are a development stage company with no operating history and, accordingly, you will have no basis upon which to evaluate our ability to achieve our business objective.

        We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business in the healthcare industry. We do not have any specific merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination under consideration and we have neither identified nor been provided with the identity of any potential target businesses. Neither we, nor any representative acting on our behalf, has had any contacts or discussions, formal or otherwise, with any target business regarding a business combination or taken any direct or indirect measures to locate or search for a target business. We will not generate any revenues (other than interest income on the proceeds of this offering held in the trust account) until, at the earliest (if at all), after the consummation of a business combination. We cannot assure you as to when, or if, a business combination will occur.

We may not be able to consummate a business combination within the required time frame, in which case we will be forced to liquidate.

        We must complete a business combination with a fair market value equal to at least 80% of our net assets at the time of the acquisition within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or a definitive agreement has been executed within 18 months after the consummation of this offering and the business combination relating thereto has not yet been consummated within such 18-month period). If we fail to consummate a business combination within the required time frame, we will be forced to liquidate our assets. We may not be able to find a suitable target business within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of a business combination.

If we are forced to liquidate before a business combination, our public stockholders will receive less than $8.00 per share upon distribution of the funds held in the trust account and our warrants will expire with no value.

        If we are unable to complete a business combination and are forced to liquidate our assets, the per-share liquidation amount will be less than $8.00 because of the expenses related to this offering, our general and administrative expenses and the anticipated cost of seeking a business combination. Furthermore, the warrants will expire with no value if we liquidate before the completion of a business combination.

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to do so.

        Based on publicly available information, since August 2003, approximately [    ] similarly structured blank check companies have completed initial public offerings and numerous others have filed

registration statements. Of these companies, only [    ] companies have consummated a business combination, while [    ] other companies have announced that they have entered into definitive agreements or letters of intent with respect to potential business combinations, but have not yet consummated such business combinations. Accordingly, there are approximately [    ] blank check companies with more than [    ] billion in trust, and potentially an additional [    ] blank check companies, that have filed registration statements and are or will be seeking to enter into a business combination. While some of these companies have specific industries in which they must identify a potential target business, a number of these companies may consummate a business combination in any industry they choose. As a result, we may be subject to competition from these and other companies seeking to consummate a business combination within the healthcare industry, which, in turn, will result in an increased demand for privately-held companies in these industries. Because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time period. Further, because only [    ] of such companies have either consummated a business combination or entered into a definitive agreement for a business combination, it may indicate that there are fewer attractive target businesses available to such entities or that many privately held target businesses are not inclined to enter into these types of transactions with publicly held blank check companies like ours. We cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally, because of this competition, we cannot assure you that we will be able to effectuate a business combination within the prescribed time period. If we are unable to consummate a business combination within the prescribed time period, we will be forced to liquidate.

We may have insufficient resources to cover our operating expenses and the expenses of consummating a business combination.

        We will reserve approximately $2,000,000 from the proceeds of this offering to cover our operating expenses for the next 24 months and to cover the expenses incurred in connection with a business combination. This amount is based on our management's estimate of the amount needed to fund our operations for the next 24 months and to consummate a business combination. This estimate may prove inaccurate, especially if a portion of the available proceeds is used to make a down payment or pay exclusivity or similar fees in connection with a business combination or if we expend a significant portion of the available proceeds in pursuit of a business combination that is not consummated. If we do not have sufficient proceeds available to fund our expenses, we may be forced to obtain additional financing, either from our existing stockholders or from third parties. We may not be able to obtain additional financing, and our existing stockholders and management are not obligated to provide any additional financing to us. If we do not have sufficient proceeds and are unable to obtain additional financing, we may be forced to liquidate prior to consummating a business combination.

You will not be entitled to protections normally afforded to investors of blank check companies under federal securities laws.

        Since the net proceeds of this offering are intended to be used to complete a business combination with an operating business that has not been identified, we may be deemed to be a blank check company under federal securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and subsequently will file a Current Report on Form 8-K with the SEC, including an audited balance sheet demonstrating this fact, we believe that we are exempt from the rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we do not believe we are subject to Rule 419, our units will be immediately tradeable and we will have a longer period of time within which to complete a business combination in certain circumstances. For a more detailed comparison of our offering to offerings under Rule 419, see the section entitled "Proposed Business—Comparison to Offerings of Blank Check Companies."

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by our stockholders could be less than approximately $7.40 per share.

        Placing the funds in a trust account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, prospective target businesses and other entities with whom we engage in business enter into agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will enter into such agreements. Nor is there any guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Accordingly, the proceeds held in trust could be subject to claims that could take priority over the claims of our public stockholders and the per-share liquidation price could be less than approximately $7.40, plus interest (net of taxes payable), due to claims of such creditors or other entities. If we are unable to complete a business combination and are forced to liquidate, Larry N. Feinberg, our Chairman, and Joel D. Liffmann, our President and Chief Operating Officer, have each agreed to be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of various vendors or other entities for services rendered or products sold to us or claims of a prospective target business. However, we cannot assure you that they will be able to satisfy those obligations.

Stockholders may be held liable for claims by third parties against the corporation to the extent of distributions received by them in a dissolution.

        If we do not complete a business combination within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or definitive agreement is executed within 18 months after the consummation of this offering and the business combination relating thereto is not consummated within such 18-month period), we will dissolve. Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. Accordingly, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution.

Since we have not selected any prospective target businesses, you will be unable to ascertain the merits or risks of any particular target business' operations.

        Since we have not yet selected or approached any prospective target businesses with respect to a business combination, there is no basis to evaluate the possible merits or risks of any particular target business' operations, financial condition or prospects. To the extent we complete a business combination, we may be affected by numerous risks inherent in the business operations of the acquired company or companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors, or that we will have adequate time to complete due diligence. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in any particular target business. For a more complete discussion of our selection of a target business, see the section entitled "Proposed Business—Effecting a Business Combination—We have neither selected nor approached any target businesses."

A significant portion of working capital could be expended in pursuing acquisitions that are not consummated.

        It is anticipated that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial time and attention and substantial costs for accountants, attorneys and others. In addition, we may opt to make down payments or pay exclusivity or similar fees in connection with structuring and negotiating a business combination. If a decision is made not to complete a specific business combination, the costs incurred up to that point in connection with the abandoned transaction, potentially including down payments or exclusivity or similar fees, would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the transaction for any number of reasons, including those beyond our control such as that more than approximately 19.99% of our public stockholders vote against the transaction even though a majority of our public stockholders approve the transaction. Any such event will result in a loss to us of the related costs incurred, which could adversely affect subsequent attempts to locate and acquire or merge with another business. See the section entitled "Proposed Business—Effecting a Business Combination—We have neither selected nor approached any target businesses."

We may issue additional shares of our capital stock, including through convertible debt securities, to complete a business combination, which would reduce the equity interest of our stockholders and may cause a change in control of our ownership.

        Our certificate of incorporation authorizes the issuance of up to 40,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering (assuming no exercise of the underwriter's over-allotment option), there will be 11,875,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation of shares issuable upon full exercise of our outstanding warrants) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue any additional securities, we may issue a substantial number of additional shares of our common stock or preferred stock, or a combination of both, including through convertible debt securities, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of preferred stock, including upon conversion of any debt securities:

  •
  may significantly reduce the equity interest of investors in this offering;

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  will likely cause a change in control if a substantial number of our shares of common stock or voting preferred stock are issued, which may affect, among other things, our ability to use our net operating loss carryforwards, if any, and most likely also result in the resignation or removal of our present officers and directors; and

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  may adversely affect prevailing market prices for our common stock and warrants.

        For a more complete discussion of the possible structure of a business combination, see the section entitled "Proposed Business—Effecting a Business Combination—Selection of target business and structuring of a business combination."

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition.

        Although we have no commitments as of the date of this offering to incur any debt, we may choose to incur a substantial amount of debt to finance a business combination. The incurrence of debt:

  •
  may lead to default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

  •
  may cause an acceleration of our obligation to repay the debt, even if we make all principal and interest payments when due, if we breach the covenants contained in the terms of any debt documents, such as covenants that require the maintenance of certain financial ratios or reserves, without a waiver or renegotiation of such covenants;

  •
  may create an obligation to immediately repay all principal and accrued interest, if any, upon demand to the extent any debt securities are payable on demand;

  •
  may hinder our ability to obtain additional financing, if necessary, to the extent any debt securities contain covenants restricting our ability to obtain additional financing while such security is outstanding, or to the extent our existing leverage discourages other potential investors;

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  may limit our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

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  may make us more vulnerable to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

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  may limit our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our strategy, or other purposes; and

  •
  may place us at a disadvantage compared to our competitors who have less debt.

Some or all of our current officers and directors may resign upon consummation of a business combination and we will have only limited ability to evaluate the management of the target business.

        Our ability to be successful following a business combination will depend upon the efforts of our key personnel. The future role of our key personnel following a business combination, however, cannot presently be fully ascertained. In making the determination whether current management should remain with us following the business combination, management will analyze the experience and skill set of the target business' management and negotiate as part of the business combination that certain members of current management remain if it is believed that doing so is in the best interests of the combined company post-business combination. We cannot assure you that our assessment of these individuals will prove to be correct.

The loss of key officers and directors could adversely affect our ability to consummate a business combination.

        Our operations are dependent upon a relatively small group of key officers and directors consisting of Larry N. Feinberg, Joel D. Liffmann, Mark A. Radzik and George W. Bickerstaff, III. We believe that our success depends on the continued service of our key officers and directors. We cannot assure you that such individuals will remain with us for the immediate or foreseeable future. We do not have employment contracts with any of our current officers. The unexpected loss of the services of one or more of these key officers or directors could adversely affect our ability to consummate a business combination.

Our officers and directors will allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This could have a negative impact on our ability to consummate a business combination.

        Our officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full-time employees prior to the consummation of a business combination. Each of our officers are engaged in several other business endeavors and are not obligated to contribute any specific number of hours per week to our affairs. If our officers' and directors' other business affairs require them to devote substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. For a complete discussion of the potential conflicts of interest that you should be aware of, see the section entitled "Certain Relationships and Related Transactions."

Our officers and directors are and may in the future become affiliated with other businesses in, or investing in, the healthcare industry and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

        Following the consummation of this offering and until we consummate a business combination, we intend to engage in the business of identifying and acquiring a potential target business in the healthcare industry. Our officers and directors are, and may in the future, become affiliated with entities, including other blank check companies, that are engaged in a similar business. Further, certain of our officers and directors are currently involved in other businesses in, or investing in, the healthcare industry. Our officers and directors may become aware of business opportunities that may be appropriate for presentation to us as well as the other entities with which they are or may be affiliated. Due to these existing and potential future affiliations with these and other entities, they may have fiduciary obligations to present potential business opportunities to those entities prior to presenting them to us, which could cause additional conflicts of interest. We cannot assure you that these conflicts will be resolved in our favor. For a complete discussion of our management's business affiliations and the potential conflicts of interest that you should be aware of, see the sections entitled "Management—Directors and Executive Officers" and "Certain Relationships and Related Transactions." At this time, none of our officers or directors are or have been affiliated with another blank check company.

Because all of our directors and officers own shares of our securities that will not participate in liquidation distributions, they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

        All of our directors and officers own stock in our company, but have, with respect to shares of our common stock owned by them immediately prior to this offering, waived their right to receive distributions upon our liquidation in the event we fail to complete a business combination. Additionally, Mr. Feinberg and Mr. Liffmann have each agreed with CRT Capital Group LLC that, after this offering is completed and within the first 40 trading days after separate trading of the warrants has commenced, they and certain of their affiliates or designees collectively will place bids for and, if their bids are accepted, purchase up to 750,000 warrants in the public marketplace, at prices not to exceed $1.20 per warrant following this offering. Those shares and warrants will be worthless if we do not consummate a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business and completing a business combination in a timely manner. Consequently, our directors' and officers' discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders' best interest.

Our directors' and officers' interests in obtaining reimbursement for any out-of-pocket expenses incurred by them may lead to a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public stockholders' best interest.

        Our existing stockholders, including all of our officers and directors, will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account unless the business combination is consummated. The amount of available proceeds is based on our management's estimate of the amount needed to fund our operations for the next 24 months and consummate a business combination. This estimate may prove to be inaccurate, especially if a portion of the available proceeds is used to make a down payment in connection with a business combination or pay exclusivity or similar fees or if we expend a significant portion in pursuit of an acquisition that is not consummated. The financial interest of our officers and directors could influence their motivation in selecting a target business, and thus there may be a conflict of interest when determining whether a particular business combination is in our public stockholders' best interest.

We may engage in a business combination with a target business that has a relationship with entities that may be affiliated with our existing stockholders, which may raise potential conflicts of interest.

        In light of our existing stockholders' involvement with other healthcare companies and our intent to consummate a business combination with an operating business in that same sector, we may decide to acquire a business affiliated with our existing stockholders. Despite our agreement to obtain an opinion from an independent investment banking firm regarding the fairness to our stockholders from a financial point of view of a business combination with a business affiliated with our existing stockholders, potential conflicts of interest may still exist and, as a result, the terms of the business combination may not be as advantageous to our public stockholders as they would be absent any conflicts of interest.

If our common stock becomes subject to the SEC's penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

        If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the "penny stock" rules promulgated under the Securities Exchange Act of 1934, as amended. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

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  make a special written suitability determination for the purchaser;

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  receive the purchaser's written agreement to a transaction prior to sale;

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  provide the purchaser with risk disclosure documents that identify certain risks associated with investing in "penny stocks" and that describe the market for these "penny stocks," as well as a purchaser's legal remedies; and

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  obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in "penny stock" can be completed.

        If our common stock becomes subject to these rules, broker-dealers may find it difficult to effect customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

We will complete only one business combination, which may cause us to be solely dependent on a single business and a limited number of products or services.

        The net proceeds from this offering will provide us with approximately $92,500,000 which we may use to complete a business combination; this amount does not include the deferred underwriter's fees equal to 2% of the proceeds of this offering, or $2,000,000 ($2,300,000 if the underwriter's over-allotment option is exercised in full), which will be held in the trust account and paid to the underwriter upon consummation of our initial business combination. Our initial business combination must be with an operating business with a fair market value of at least 80% of our net assets at the time of such business combination. It is probable that the company we acquire in our initial business combination will have only a limited number of services or products. The resulting lack of diversification:

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  will result in our dependency upon the performance of a single or small number of operating businesses;

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  may result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services; and

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  may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.

        In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities that may have the resources to complete several business combinations in different industries or different areas of a single industry so as to diversify risks and offset losses. Further, the prospects for our success may be entirely dependent upon the future performance of the initial target business we acquire, if any.

Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate an attractive business combination.

        We expect to encounter intense competition from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds, operating businesses and other entities and individuals, both foreign and domestic, competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, together with additional financing if available, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Further:

  •
  our obligation to seek stockholder approval of a business combination may delay the consummation of a transaction;

  •
  our obligation to convert our shares of common stock into cash in certain instances may reduce the resources available for a business combination; and

  •
  our outstanding warrants and the future dilution they potentially represent may not be viewed favorably by certain target businesses.

        Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

        Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, in as much as we have not yet selected or approached any prospective target businesses, we cannot ascertain the capital requirements for any particular business combination. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds in search of a target business, or because we become obligated to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing through the issuance of equity or debt securities or other financing arrangements. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could adversely affect the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after the consummation of a business combination.

Our existing stockholders, including our officers and directors, control a substantial interest in us and thus may influence certain actions requiring stockholder vote.

        Upon consummation of this offering, our existing stockholders, including our officers and directors, will collectively own approximately 20% of our issued and outstanding shares of common stock (assuming they do not purchase units in this offering). In addition, Mr. Feinberg and Mr. Liffmann have each agreed with CRT Capital Group LLC that, after this offering is completed and within the first 40 trading days after separate trading of the warrants has commenced, they and certain of their affiliates or designees collectively will place bids for and, if their bids are accepted, purchase up to 750,000 warrants in the public marketplace at prices not to exceed $1.20 per warrant. Although these warrants are not exercisable until after the completion of our initial business combination, the exercise at that time would further increase our existing stockholders' ownership of the issued and outstanding shares of our common stock.

        Our board of directors will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office at least until the consummation of the business combination. If there is an annual meeting, as a consequence of our "staggered" board of directors, only a minority of the board of directors will be considered for election and our existing stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our existing stockholders will continue to exert control at least until the consummation of a business combination and may continue to exercise substantial control after a business combination due to their significant ownership. In connection with the vote required for our initial business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them, including any shares purchased in or following this offering, in accordance with the majority of the shares of common stock voted by the public stockholders other than our existing stockholders. However, the affiliates and relatives of our existing stockholders are not prohibited from purchasing units in this offering or shares in the aftermarket, and they will have full voting rights with respect to any shares of common stock they may acquire, either through this offering or in subsequent market transactions. If they do, we cannot assure you that our existing stockholders, through their affiliates and relatives, will not have considerable influence upon the vote in connection with a business combination.

Our existing stockholders paid an aggregate of $31,250, or $0.01 per share, for their shares and, accordingly, you will experience immediate and substantial dilution in the net tangible book value of the common stock which you purchase as part of the units in this offering.

        The difference between the public offering price per share of our common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. The fact that our existing stockholders acquired their shares of common stock at a nominal price has significantly contributed to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 27.8% or $2.22 per share (the difference between the pro forma net tangible book value per share of $5.78 and the initial offering price of $8.00 per unit).

Our outstanding warrants may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination.

        In connection with this offering, as part of the units, we will be issuing warrants to purchase 12,500,000 shares of common stock. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants may make it more difficult to effectuate a business combination or increase the acquisition cost of a target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

The obligations of Mr. Feinberg and Mr. Liffmann to purchase warrants in the open market may support the market price of the warrants during the 40 trading day period commencing on the date separate trading of the warrants begins and, accordingly, the market price of the warrants may substantially decrease upon the termination of such obligations.

        Mr. Feinberg and Mr. Liffmann have each agreed with CRT Capital Group LLC that, after this offering is completed and within the first 40 trading days after separate trading of the warrants has commenced, they or certain of their affiliates or designees collectively will place bids for and, if their bids are accepted, purchase up to 750,000 warrants in the public marketplace at prices not to exceed $1.20 per warrant. CRT Capital Group LLC (or any other broker to which it may assign the order) has agreed to make such warrant purchases in such amounts and at such times as it may determine in its sole discretion during the 40 trading day period, subject only to the $1.20 market price limitation. As a result of this discretion, less than the full amount of the warrants may be purchased, irrespective of whether market prices exceed $1.20 per warrant. Such warrant purchases by Mr. Feinberg and Mr. Liffmann may serve to stabilize the market price of the warrants during the 40 trading day period at a price above that which would prevail in the absence of such purchases. However, the obligation to purchase the warrants will terminate at the end of the 40th trading day after separate trading of the warrants has commenced or the earlier purchase of all of the warrants obligated to be purchased. The termination for the support provided by the warrant purchases may adversely affect the trading price of the warrants.

If our existing stockholders exercise their registration rights, it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect a business combination.

        Our existing stockholders are entitled to demand that we register the resale of their shares of common stock in certain circumstances. For more information, please see the section entitled "Certain Relationships and Related Transactions—Prior Share Issuances." If our existing stockholders exercise their registration rights with respect to all of their shares of common stock, then there will be an additional 3,125,000 shares of common stock eligible for trading in the public market. The increase in the number of shares of common stock eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effect a business combination or increase the acquisition cost of a target business, as the stockholders of a particular target business may be discouraged from entering into a business combination with us or will request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

If you are not an institutional investor, you may purchase our securities in this offering only if you reside within certain states in which we will apply to have the securities registered. Although resales of our securities are exempt from state registration requirements, state securities commissioners who view blank check offerings unfavorably may attempt to hinder resales in their states.

        We will offer and sell the units to retail customers only in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana, New York, Rhode Island and Wyoming. If you are not an "institutional investor," you must be a resident of one of these jurisdictions to purchase our securities in the offering. We may offer and sell the units to institutional investors in every state except Idaho in this offering pursuant to an exemption provided for sales to these investors under the Blue Sky laws of various states. The definition of an "institutional investor" varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. Under the National Securities Markets Improvement Act of 1996, the resale of the units and, once they become separately transferable, the common stock and warrants comprising the units are exempt from state registration requirements. However, states are permitted to require notice filings and collect fees with respect to these transactions and a state may suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid. As of the date of this prospectus, we have not determined in which, if any, of these states we will submit the required filings or pay the required fee. Further, each state retains jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their state. For a more complete discussion of the Blue Sky state securities laws and registrations affecting this offering, please see the section entitled "Underwriting—State Blue Sky Information."

We intend to have our securities quoted on the OTC Bulletin Board, which will limit the liquidity and price of our securities more than if our securities were quoted or listed on The Nasdaq Stock Market or a national securities exchange.

        Our securities will be traded in the over-the-counter market. It is anticipated that they will be quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities sponsored and operated by the National Association of Securities Dealers, Inc., or NASD, but not included in The Nasdaq Stock Market. Quotation of our securities on the OTC Bulletin Board will limit the liquidity and price of our securities more than if our securities were quoted or listed on The Nasdaq Stock Market or a national securities exchange. Lack of liquidity may adversely affect the price at which you may be able to sell our securities or your ability to sell our securities at all.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

        If we are deemed to be an investment company under the Investment Company Act of 1940, as amended, our activities may be restricted, including:

  •
  restrictions on the nature of our investments; and

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  restrictions on the issuance of securities, each of which may make it difficult for us to complete a business combination.

        In addition, we may have burdensome requirements imposed upon us, including:

  •
  registration as an investment company;

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  adoption of a specific form of corporate structure; and

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  reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

        We do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in the trust account may only be invested by the trustee in U.S. "government securities," defined as any Treasury Bill issued by the United States government having a maturity of one hundred and eighty days or less, or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940. If we were deemed to be subject to the act, compliance with these additional regulatory burdens would require additional expense that we have not accounted for.

Our directors may not be considered "independent" under the policies of the North American Securities Administrators Association, Inc. and, therefore, may take actions or incur expenses that are not deemed to be independently approved or independently determined to be in our best interest.

        Under the policies of the North American Securities Administrators Association, Inc., an international organization devoted to investor protection, because each of our directors owns shares of our securities and may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying a potential target business and performing due diligence on a suitable business combination, state securities administrators could take the position that such individuals are not "independent." If this were the case, they would take the position that we would not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not they are deemed to be "independent," we cannot assure you that this will actually be the case. If actions are taken, or expenses are incurred that are actually not in our best interests, it could adversely affect our business and operations and the price of our stock held by the public stockholders.

Because our existing stockholders' initial equity investment was only $31,250, state administrators that follow the North American Securities Administrators Association, Inc. Statement of Policy on development stage companies may disallow our offering in their respective states.

        Pursuant to the Statement of Policy Regarding Promoters Equity Investment promulgated by the North American Securities Administrators Association, Inc. state administrators may disallow an offering of a development stage company in their respective states if the initial equity investment by a company's promoters does not exceed (i) 10% of the first $1,000,000, (ii) 7% of the next $500,000, (iii) 5% of the next $500,000, and (iv) 2.5% of the balance over $2,000,000, in each case, of the aggregate public offering price. Based upon our estimated aggregate offering price of $100,000,000 assuming no exercise of the underwriter's over-allotment option, the minimum initial investment for the purposes of this offering would be approximately $2,610,000 under the above-noted formula. The initial investment of $31,250 by our existing stockholders, some of whom may be deemed "promoters" under this policy, is less than the required minimum amount pursuant to this policy. Accordingly, state administrators have the discretion to disallow our offering. We cannot assure you that our offering would not be disallowed pursuant to this policy. Additionally, the initial equity investment made by our existing stockholders may not adequately protect investors.

Risks Associated with the Healthcare Industry

        Even if we acquire domestic or international assets or operations, about which no assurances can be given, our proposed business will be subject to numerous risks, including the following:

Changes in the healthcare industry are subject to various influences, each of which may adversely affect our prospective business.

        The healthcare industry is subject to changing political, economic and regulatory influences. These factors affect the purchasing practices and operations of healthcare organizations. Any changes in current healthcare financing and reimbursement systems could cause us to make unplanned enhancements of our prospective products or services, or result in delays or cancellations of orders, or in the revocation of endorsement of our prospective products or services by clients. Federal and state legislatures have periodically considered programs to reform or amend the U.S. healthcare system at both the federal and state level. Such programs may increase governmental regulation or involvement in healthcare, lower reimbursement rates, or otherwise change the environment in which healthcare industry participants operate. Healthcare industry participants may respond by reducing their investments or postponing investment decisions, including investments in our prospective products or services.

        Many healthcare industry participants are consolidating to create integrated healthcare systems with greater market power. As the healthcare industry consolidates, competition to provide products and services to industry participants will become even more intense, as will the importance of establishing a relationship with each industry participant. These industry participants may try to use their market power to negotiate price reductions for our prospective products and services. If we were forced to reduce our prices, our operating results could be adversely affected if we could not achieve corresponding reductions in our expenses.

Any business we acquire will be subject to extensive government regulation. Any changes to the laws and regulations governing our prospective business, or the interpretation and enforcement of those laws or regulations, could cause us to modify our possible operations and could adversely affect our operating results.

        We believe that our prospective business may be extensively regulated by the federal government and any states in which we decide to operate. The laws and regulations governing which may govern our operations are generally intended to benefit and protect persons other than our stockholders. The government agencies administering these laws and regulations have broad latitude to enforce them. These laws and regulations along with the terms of any government contracts we may enter into would regulate how we do business, what products and services we could offer and how we would interact with the public. These laws and regulations, and their interpretations, are subject to frequent change. Changes in existing laws or regulations, or their interpretations, or the enactment of new laws or regulations could reduce our revenue, if any, by:

  •
  imposing additional capital requirements;

  •
  increasing our liability;

  •
  increasing our administrative and other costs;

  •
  increasing or decreasing mandated benefits;

  •
  forcing us to restructure our relationships with providers; or

  •
  requiring us to implement additional or different programs and systems.

        For example, Congress enacted the Health Insurance Portability and Accountability Act of 1996, which mandates that health plans enhance privacy protections for member protected health information. This requires health plans to add, at significant cost, new administrative, information and security systems to prevent the inappropriate release of protected member health information. Compliance with this law is uncertain and has affected the revenue streams of entities subject to it. Similarly, individual states periodically consider adding operational requirements applicable to health plans, often without identifying funding for these requirements. In 1999, the California legislature enacted a law effective in 2001 for all health care service plan contracts issued, delivered, amended or renewed on or after January 1, 2000, requiring all health plans to make available to members independent medical review of their claims. Any analogous requirements applied to our prospective products or services would be costly to implement and could adversely affect our prospective revenues.

        We believe that our business, if any, will be subject to various routine and non-routine governmental reviews, audits and investigations. Violation of the laws governing our prospective operations, or changes in interpretations of those laws, could result in the imposition of civil or criminal penalties, the cancellation of any contracts to provide products or services, the suspension or revocation of any licenses, and exclusion from participation in government sponsored health programs, such as Medicaid. If we become subject to material fines or if other sanctions or other corrective actions were imposed upon us, we might suffer a substantial reduction in revenue and might also lose one or more of our government contracts and as a result lose significant numbers of members and amounts of revenue.

        The current administration's issuance of new regulations, its review of the existing Health Insurance Portability and Accountability Act of 1996 rules and other newly published regulations, the states' ability to promulgate stricter rules and uncertainty regarding many aspects of the regulations may make compliance with any new regulatory landscape difficult. In order to comply with any new regulatory requirements, any prospective business we acquire may be required to employ additional or different programs and systems, the costs of which are unknown to us at this time. Further, compliance with any such new regulations may lead to additional costs that we have not yet identified. We do not know whether, or the extent to which, we would be able to recover our costs of complying with any new regulations. Any new regulations and the related compliance costs could adversely affect our business.

We may face substantial risks of litigation as a result of operating in the healthcare industry. If we become subject to malpractice and related legal claims, we could be required to pay significant damages, which may not be covered by insurance.

        Litigation is a risk that each business contends with, and businesses operating in the healthcare industry do so more than most. In recent years, medical product companies have issued recalls of medical products, and physicians and other healthcare providers have become subject to an increasing number of legal actions alleging malpractice, product liability or related legal theories. Many of these actions involve large monetary claims and significant defense costs. We intend to maintain liability insurance in amounts that we believe will be appropriate for our prospective operations. We also intend to maintain business interruption insurance and property damage insurance, as well as an additional umbrella liability insurance policy. However, this insurance coverage may not cover all claims against us. Furthermore, insurance coverage may not continue to be available at a cost allowing us to maintain adequate levels of insurance. If one or more successful claims against us were not covered by, or exceeded the coverage of, our insurance, our financial condition could be adversely affected.

We may be dependent on payments from Medicare and Medicaid. Changes in the rates or methods governing these payments for our prospective products or services, or delays in such payments, could adversely affect our prospective revenue.

        A large portion of our revenue may consist of payments from Medicare and Medicaid programs. Because these are generally fixed payments, we would be at risk for the cost of any products or services provided to our clients. We cannot assure you that Medicare and Medicaid will continue to pay in the same manner or in the same amount that they currently do. Any reductions in amounts paid by government programs for our prospective products or services or changes in methods or regulations governing payments would adversely affect our potential revenue. Additionally, delays in any such payments, whether as a result of disputes or for any other reason, would also adversely affect our potential revenue.

If our costs were to increase more rapidly than fixed payment adjustments we receive from Medicare, Medicaid or other third-party payors for any of our potential products or services, our revenue could be adversely affected.

        We may receive fixed payments for our prospective products or services based on the level of service or care that we provide. Accordingly, our revenue may be largely dependent on our ability to manage costs of providing any products or services and to maintain a client base. We may become susceptible to situations where our clients may require more extensive and therefore more expensive products or services than we may be able to profitably deliver. Although Medicare, Medicaid and certain third-party payors currently provide for an annual adjustment of various payment rates based on the increase or decrease of the medical care expenditure category of the Consumer Price Index, these increases have historically been less than actual inflation. If these annual adjustments were eliminated or reduced, or if our costs of providing our products or services increased more than the annual adjustment, any revenue stream we may generate would be adversely affected.

We may depend on payments from third-party payors, including managed care organizations. If these payments are reduced, eliminated or delayed, our prospective revenues could be adversely affected.

        We may be dependent upon private sources of payment for any of our potential products or services. Any amounts that we may receive in payment for such products and services may be adversely affected by market and cost factors as well as other factors over which we have no control, including regulations and cost containment and utilization decisions and reduced reimbursement schedules of third-party payors. Any reductions in such payments, to the extent that we could not recoup them elsewhere, would adversely affect our prospective business and results of operations. Additionally, delays in any such payments, whether as a result of disputes or for any other reason, would adversely affect our prospective business and results of operations.

Medical reviews and audits by governmental and private payors could result in material payment recoupments and payment denials, which could adversely affect our business.

        Medicare fiscal intermediaries and other payors may periodically conduct pre-payment or post-payment medical reviews or other audits of our prospective products or services. In order to conduct these reviews, the payor would request documentation from us and then review that documentation to determine compliance with applicable rules and regulations, including the documentation of any products or services that we might provide. We cannot predict whether medical reviews or similar audits by federal or state agencies or commercial payors of such products or services will result in material recoupments or denials, which could adversely affect our financial condition and results of operations.

Regional concentrations of our prospective business may subject us to economic downturns in those regions.

        Our business may include or consist of regional companies. If our operations are concentrated in a small number of states, we will be exposed to potential losses resulting from the risk of an economic downturn in these states. If economic conditions in these states deteriorate, we may experience a reduction in existing and new business, which may adversely affect our business, financial condition and results of operations.

We may be dependent primarily on a single potential product or service. Such a product or service may take us a long time to develop, gain approval for and market.

        Our future financial performance may depend in significant part upon the development, introduction and client acceptance of new or enhanced versions of a single potential product or service to the healthcare industry. We cannot assure you that we would be successful in acquiring, developing or marketing such a product or service or any potential enhancements to it. Such activities may take us a long time to accomplish, and there can be no guarantee that we will ever actually acquire, develop or market any such product or service. In addition, competitive pressures or other factors may result in price erosion that could adversely affect our results of operation.

If the FDA or other state or foreign agencies impose regulations that affect our potential products, our costs will increase.

        The development, testing, production and marketing of any of our potential products that we may manufacture, market or sell following a business combination may be subject to regulation by the FDA as "devices" under the 1976 Medical Device Amendments to the Federal Food, Drug and Cosmetic Act. Before a new medical device, or a new use of, or claim for, an existing product can be marketed in the United States, it must first receive either 510(k) clearance or pre-market approval from the FDA, unless an exemption applies. Either process can be expensive and lengthy. The FDA's 510(k) clearance process usually takes from three to twelve months, but it can take longer and is unpredictable. The process of obtaining pre-market approval is much more costly and uncertain than the 510(k) clearance process and it generally takes from one to three years, or even longer, from the time the application is filed with the FDA.

        In the United States, medical devices must be:

  •
  manufactured in registered and quality approved establishments by the FDA; and

  •
  produced in accordance with the FDA Quality System Regulation, or QSR, for medical devices.

As a result, we may be required to comply with QSR requirements and if we fail to comply with these requirements, we may need to find another company to manufacture any such devices, which could delay the shipment of our potential product to our customers.

        The FDA requires producers of medical devices to obtain FDA licensing prior to commercialization in the United States. Testing, preparation of necessary applications and the processing of those applications by the FDA is expensive and time consuming. We do not know if the FDA would act favorably or quickly in making such reviews, and significant difficulties or costs may potentially be encountered by us in any efforts to obtain FDA licenses. The FDA may also place conditions on licenses that could restrict commercial applications of such products. Product approvals may be withdrawn if compliance with regulatory standards is not maintained or if problems occur following initial marketing. Delays imposed by the FDA licensing process may materially reduce the period during which we have the exclusive right to commercialize any potential patented products. We may make modifications to any potential devices and may make additional modifications in the future that we may believe do not or will not require additional clearances or approvals. If the FDA should disagree and require new clearances or approvals for the potential modifications, we may be required to recall and to stop marketing the potential modified devices. We also may be subject to Medical Device Reporting regulations, which would require us to report to the FDA if our products were to cause or contribute to a death or serious injury, or malfunction in a way that would likely cause or contribute to a death or serious injury. We cannot assure you that such problems will not occur in the future.

        Additionally, our potential products may be subject to regulation by similar agencies in other states and foreign countries. Compliance with such laws or regulations, including any new laws or regulations in connection with any potential products developed by us, might impose additional costs on us or marketing impediments on such products, which could adversely affect our prospective revenues and increase our expenses. The FDA and state authorities have broad enforcement powers. Our failure to comply with applicable regulatory requirements could result in an enforcement action by the FDA or state agencies, which may include any of the following sanctions:

  •
  warning letters, fines, injunctions, consent decrees and civil penalties;

  •
  repair, replacement, refunds, recall or seizure of our products;

  •
  operating restrictions or partial suspension or total shutdown of production;

  •
  refusal of requests for 510(k) clearance or premarket approval of new products, new intended use or modifications to existing products;

  •
  withdrawal of 510(k) clearance or premarket approvals previously granted; and

  •
  criminal prosecution.

If any of these events were to occur, it could adversely affect our business.

The FDA can impose civil and criminal enforcement actions and other penalties on us if we were to fail to comply with stringent FDA regulations.

        Medical device manufacturing facilities must maintain records, which are available for FDA inspectors, documenting that the appropriate manufacturing procedures were followed. Should we acquire such a facility as a result of a business combination, the FDA would have authority to conduct inspections of such a facility. Labeling and promotional activities are also subject to scrutiny by the FDA and, in certain instances, by the Federal Trade Commission. Any failure by us to take satisfactory corrective action in response to an adverse inspection or to comply with applicable FDA regulations could result in an enforcement action against us, including a public warning letter, a shutdown of manufacturing operations, a recall of our products, civil or criminal penalties or other sanctions. From time to time, the FDA may modify such requirements, imposing additional or different requirements, which could require us to alter our business methods which could potentially result in increased expenses.

If we consummate an acquisition of a healthcare technology company and are unable to keep pace with the changes in the technology applicable to the healthcare industry, our products could become obsolete and it could hurt our prospective results of operations.

        The healthcare technology industry is generally characterized by intense, rapid changes, often resulting in product obsolescence or short product life cycles. If we consummate an acquisition of a healthcare technology company, then our ability to compete after consummation of a business combination will be dependent upon our ability to keep pace with changes in healthcare technology. If we are ultimately unable to adapt our operations as needed, our financial condition following a business combination will be adversely affected.

If we are unable to obtain and maintain protection for the intellectual property relating to our technologies and products or services following a business combination, the value of our technology, products or services may decline, which could adversely affect our business.

        Intellectual property rights in the fields of biotechnology, pharmaceuticals, diagnostics and medical devices is highly uncertain and involves complex legal and scientific questions. At the same time, the profitability of companies in these fields generally depends on sustained competitive advantages and differentiation that are based in part on intellectual property. Our success following a business combination will depend in large part on our ability to obtain and maintain protection in the United States and other countries for the intellectual property covering or incorporated into our technology, products or services. We may not be able to obtain additional issued patents relating to our technology, products or services. Even if issued, patents may be challenged, narrowed, invalidated or circumvented, which could limit our ability to stop competitors from marketing similar products or services, limit the length of term of patent protection we may have for our products or services, and expose us to substantial litigation costs and drain our resources. Changes in either patent laws or in interpretations of patent laws in the United States and other countries may diminish the value of our intellectual property or narrow the scope of our patent protection.

Our prospective business may rely on third-party manufacturers or subcontractors to assist in producing its healthcare products, and any delay or failure to perform by these third parties may adversely affect our business.

        Our prospective business may use third-party manufacturers to produce medical devices or other healthcare products or product components. This arrangement affords less control over the reliability of supply, quality and price of products or product components. Our target company may risk disruptions in its supply of key products or components if its suppliers fail to perform because of strikes, natural disasters or other factors beyond the control of our prospective business. Products or components that are supplied by a third-party manufacturer may not perform as expected, and these performance failures may adversely affect our business.

If our prospective business infringes the rights of third parties, we could be prevented from selling products, forced to pay damages, and may have to defend against litigation.

        In the event that the products, methods, processes or other technologies of our prospective business are claimed to infringe the proprietary rights of other parties, we could incur substantial costs and may be required to:

  •
  obtain licenses, which may not be available on commercially reasonable terms, if at all;

  •
  abandon an infringing product, process or technology;

  •
  redesign our products, processes or technologies to avoid infringement;

  •
  stop using the subject matter claimed in the patents held by others;

  •
  defend litigation or administrative proceedings; or

  •
  pay damages.

USE OF PROCEEDS

        We estimate that the net proceeds of this offering will be used as set forth in the following table:

	Without Over- Allotment Option	With Over- Allotment Option
Gross proceeds	$100,000,000	$115,000,000
Offering expenses(1)
Underwriting discount (5% of gross proceeds)(2)	5,000,000	5,750,000
Legal fees and expenses (including Blue Sky services and expenses)	285,000	285,000
Miscellaneous expenses(3)	80,688	80,688
Printing and engraving expenses	65,000	65,000
Accounting fees and expenses	25,000	25,000
SEC registration fee	23,687	23,687
NASD filing fee	20,625	20,625
Net proceeds
Held in trust	92,500,000	106,750,000
Percentage of gross proceeds held in the trust account	92.5%	92.8%
Not held in trust	2,000,000	2,000,000

Total net proceeds	$94,500,000	$108,750,000

Use of net proceeds not held in the trust account
Legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiation of a business combination	$1,000,000	50.0%
Legal and accounting fees relating to SEC reporting obligations	80,000	4.0%
Administrative fees relating to office space	180,000	9.0%
Working capital to cover miscellaneous expenses, director and officer insurance and reserves	740,000	37.0%

Total	$2,000,000	100.0%

(1)
A portion of the offering expenses have been paid from the funds we received from Messrs. Feinberg and Liffmann as described below. These funds will be repaid out of the proceeds of this offering used to pay the offering expenses.

(2)
The underwriter has agreed to defer underwriting fees equal to 2% of the gross proceeds of this offering, or $2,000,000 ($2,300,000 if the underwriter's over-allotment option is exercised in full), until the consummation of our initial business combination. Upon the consummation of our initial business combination, we will pay such deferred fees to the underwriter out of the proceeds of this offering held in a trust account at Lehman Brothers Inc., maintained by Continental Stock Transfer & Trust Company acting as trustee. See "Underwriting—Commissions and Discounts."

(3)
Miscellaneous expenses include the reimbursement of our existing stockholders for out-of-pocket expenses incurred in connection with the offering.

        We intend to use the proceeds from the sale of the units to acquire an operating business in the healthcare industry.

        Of the net proceeds, $92,500,000, or $106,750,000 if the underwriter's over-allotment option is exercised in full, will be placed in a trust account at Lehman Brothers Inc., maintained by Continental Stock Transfer & Trust Company acting as trustee. The proceeds will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination. Additionally, the proceeds held in the trust account will be used to pay the underwriter a deferred fee equal to 2% of the gross proceeds of this offering, or $2,000,000 ($2,300,000 if the underwriter's over-allotment option is exercised in full), upon the consummation of our initial business combination; this portion of the proceeds held in the trust account will not be available for our use to acquire an operating business. We may not use all of the remaining proceeds in the trust account in connection with a business combination, either because the consideration for the business combination is less than the proceeds in the trust account or because we finance a portion of the consideration with our capital stock or debt securities. In that event, the proceeds held in the trust account, as well as any other net proceeds not expended, may be used to finance the operations of the target business, which may include subsequent acquisitions.

        We have agreed to pay Oracle Investment Management, Inc., an affiliate of Messrs. Feinberg and Liffmann, a monthly fee of $7,500 for general and administrative services, including office space, utilities and secretarial support. We believe that, based on rents and fees for similar services in the area surrounding our offices in Greenwich, Connecticut, the fee charged by Oracle Investment Management, Inc. is at least as favorable as we could have obtained from an unaffiliated third party.

        Two million dollars of the net proceeds, regardless of whether the underwriter's over-allotment is exercised, will not be placed in trust, but rather will be available for our use. We intend to use the excess working capital (approximately $740,000) for premiums for director and officer liability insurance (approximately $            ), with the balance of $            being held in reserve for other expenses of structuring and negotiating our initial business combination, as well as for reimbursement of any out-of-pocket expenses incurred by our existing stockholders in connection with activities on our behalf as described below. We expect that due diligence of a prospective target business will be performed by some or all of our officers, directors and existing stockholders and may include engaging market research and valuation firms, as well as other third-party consultants. None of our officers, directors or existing stockholders will receive any compensation for their due diligence efforts, other than reimbursement of any out-of-pocket expenses they may incur on our behalf while performing due diligence of a prospective target business. Any reimbursement of out-of-pocket expenses would occur at our discretion. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination. In addition, we may opt to make a down payment or pay exclusivity or similar fees in connection with structuring and negotiating a business combination. While we do not presently anticipate engaging the services of professional firms that specialize in business acquisitions, other than CRT Capital Group LLC, to which we have granted a right of first refusal for all investment banking services through the later of (i) one year from the closing of our initial business combination, if any, or (ii) two years from the closing of this offering, we may do so in the future, in which event we may pay a finder's fee or other compensation. We have not reserved any specific amounts for a down payment, exclusivity fees, finder's fees or similar fees or compensation, each of which may have the effect of reducing the available proceeds not deposited in the trust account for payment of our ongoing expenses and reimbursement of out-of-pocket expenses incurred on our behalf.

        We believe that, upon consummation of this offering, the amount of available proceeds will be sufficient to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. The amount of available proceeds is based on management's estimate of the amount needed to fund our operations for the next 24 months and to consummate a business combination. Those estimates may prove inaccurate, especially if a portion of the available proceeds is used to make a down payment or pay exclusivity or similar fees in connection with a business combination or if we expend a significant portion of the available proceeds in pursuit of a business combination that is not consummated. If we do not have sufficient proceeds available to cover our expenses, we may be forced to obtain additional financing, either from our existing stockholders or third parties. We may not be able to obtain additional financing and our existing stockholders and management are not obligated to provide any additional financing. If we do not have sufficient proceeds and cannot find additional financing, we may be forced to liquidate prior to consummating a business combination.

        Messrs. Feinberg and Liffmann have each loaned $50,000 to us for the payment of offering expenses. Each loan is non-interest bearing and will be payable on the earlier of September 22, 2006 or the consummation of this offering. Each loan will be repaid out of the proceeds of this offering used to pay the offering expenses.

        The net proceeds of this offering that are not immediately required for the purposes set forth above will be invested only in U.S. "government securities," defined as any Treasury Bill issued by the United States government having a maturity of one hundred and eighty days or less, or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 so that we are not deemed to be an investment company under the Investment Company Act of 1940. The interest income earned on investment of the net proceeds not held in trust during this period will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed.

        Neither we nor any other person or entity will pay any of our officers, directors or existing stockholders or any entity with which they are affiliated, any finders fee or other compensation for services rendered to us prior to or in connection with a business combination. However, our existing stockholders will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as participating in the offering process, identifying a potential target operating business and performing due diligence on a suitable business combination. We have not reserved any specific amount for such payments, which may have the effect of reducing the available proceeds not deposited in the trust account for payment of our ongoing expenses and reimbursement of out-of-pocket expenses incurred on our behalf. In addition, since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

        A public stockholder will be entitled to receive funds from the trust account, including the amount representing the deferred portion of the underwriter's fee (plus interest earned, net of taxes payable); only in the event of our liquidation upon our failure to complete a business combination within 18 months after consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the business combination relating thereto has not yet been consummated within such 18-month period) or if that public stockholder were to convert shares into cash in connection with a business combination which the public stockholder voted against and which we actually consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

        In the event of our liquidation, as described above, our existing stockholders will be entitled to receive funds from the trust account solely with respect to any shares of common stock which they purchased in or following this offering.

CAPITALIZATION

        The following table sets forth our capitalization at September 22, 2005 and as adjusted to give effect to the sale of our units and the application of the estimated net proceeds derived from the sale of our units:

	September 22, 2005
	Actual	As Adjusted
Note payable	$100,000	$—

Total debt	$100,000	$—

Common stock, $0.0001 par value, -0- and 2,499,999 shares which are subject to possible conversion, shares at conversion value	$—	$18,499,993

Stockholders' equity
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued or outstanding	$—	$—
Common stock, $0.0001 par value, 40,000,000 shares authorized; 3,125,000 shares issued and outstanding; 13,125,001 shares issued and outstanding (excluding 2,499,999 shares subject to possible conversion), as adjusted	313	1,313
Additional paid-in capital	30,937	76,029,944
Deficit accumulated during the development stage	(250)	(250)

Total stockholders' equity	$31,000	$76,031,007

Total capitalization	$131,000	$94,531,000

        If we consummate a business combination, the conversion rights afforded to our public stockholders, other than our existing stockholders, may result in the conversion into cash of less than 20% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the amount in the trust account, inclusive of any interest thereon (net of taxes payable), as of two business days prior to the proposed consummation of a business combination, divided by the number of shares sold in this offering.

DILUTION

        The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock that may be converted into cash), by the number of outstanding shares of our common stock.

        At September 22, 2005, our net tangible book value was a deficiency of $73,658, or approximately $(0.02) per share of common stock. After giving effect to the sale of 12,500,000 shares of common stock included in the units, and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value (as decreased by the value of 2,499,999 shares of common stock which may be converted into cash) at September 22, 2005 would have been $75,926,349 or $5.78 per share, representing an immediate increase in net tangible book value of $5.80 per share to our existing stockholders and an immediate dilution of $2.22 per share or 27.8% to new investors not exercising their conversion rights.

        The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$8.00
Net tangible book value before this offering	$(0.02)
Increase attributable to new investors	5.80

Pro forma net tangible book value after this offering		5.78

Dilution to new investors		$2.22

        For purposes of presentation, our pro forma net tangible book value after this offering has been reduced by approximately $18,499,993 because if we effect a business combination, the conversion rights of our public stockholders, other than our existing stockholders, may result in the conversion into cash of up to 2,499,999 of the 12,500,000 shares sold in this offering, at a per-share conversion price equal to the amount in the trust account calculated as of two business days prior to the consummation of the proposed business combination, inclusive of any interest (net of taxes payable), divided by the number of shares sold in this offering.

        The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(73,658)
Net Proceeds from this offering	94,500,000
Offering costs paid in advance and excluded from net tangible book value before this offering	0
Less: Proceeds held in trust subject to conversion to cash	(18,499,993)

$75,926,349

Denominator:
Shares of common stock outstanding prior to this offering	3,125,000
Shares of common stock included in the units offered	12,500,000
Less: Shares subject to conversion	(2,499,999)

13,125,001

        The following table sets forth information with respect to our existing stockholders and the new investors:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage(1)
Existing Stockholders	3,125,000	20.00%	$31,250	0.0313%	$0.01
New Investors	12,500,000	80.00%	100,000,000	99.9687%	8.00

Total	15,625,000	100.00%	$100,031,250	100.00%

(1)
Rounded to the nearest ten-thousandth.

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        We are a blank check company organized under the laws of the State of Delaware on September 1, 2005. We were formed to acquire a business operating in the healthcare industry through a merger, capital stock exchange, asset acquisition or other similar business combination. We do not have any business combination under consideration and we have neither identified nor been provided with the identity of any potential target businesses. Neither we, nor any representative acting on our behalf, has had any contacts or discussions, formal or otherwise, with any target business with respect to a business combination. We intend to use cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, to effect a business combination.

        The issuance of additional capital stock, including upon conversion of any convertible debt securities we may issue, or the incurrence of debt could have material consequences on our business and financial condition. The issuance of additional shares of our capital stock (including upon conversion of convertible debt securities):

  •
  may significantly reduce the equity interest of our stockholders;

  •
  may cause a change in control if a sufficient number of our shares of common stock or voting preferred stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of one or more of our present officers and directors; and

  •
  may adversely affect prevailing market prices for our common stock.

        Similarly, if we incur debt, it could result in:

  •
  default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

  •
  acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach the covenants contained in any trust indenture, finance agreement or debt instrument, such as covenants that require the maintenance of certain financial ratios or reserves, without a waiver or renegotiation of such covenants;

  •
  an obligation to immediately repay all principal and accrued interest, if any, upon demand to the extent any debt is payable on demand; and

  •
  our inability to obtain additional financing, if necessary, to the extent any trust indenture, finance agreement or debt instrument contains covenants restricting our ability to obtain additional financing while such debt is outstanding, or to the extent our existing leverage discourages other potential investors.

        To date, our efforts have been limited to organizational activities. We have neither engaged in any operations nor generated any revenues to date.

        We estimate that the net proceeds from the sale of the units will be $94,500,000 (or $108,750,000 if the underwriter's over-allotment is exercised in full), after deducting offering expenses of approximately $500,000 and underwriting discounts of $5,000,000 (or $5,750,000 if the underwriter's over-allotment option is exercised in full). Of this amount, $92,500,000, or $106,750,000 if the underwriter's over-allotment option is exercised in full, will be held in the trust account and the remaining $2,000,000 in either case will not be held in the trust account. Of the proceeds held in trust, an amount equal to 2% of the gross proceeds of this offering, or $2,000,000 ($2,300,000 if the underwriter's over-allotment option is exercised in full), will be used to pay the underwriter a deferred fee upon the consummation of our initial business combination, and will not be available for our use to acquire an operating business. We may use all of the remaining net proceeds of this offering held in the trust account to acquire an operating business, including identifying and evaluating a prospective acquisition candidate, selecting an operating business, and structuring, negotiating and consummating the business combination. However, we may not use all of such amount in connection with a business combination, either because the consideration for the business combination is less than the proceeds in trust or because we finance a portion of the consideration with our capital stock, debt securities or other debt. In that event, the proceeds held in the trust account (excluding the amount held in the trust account representing the deferred portion of the underwriter's fee), as well as any other net proceeds not expended, may be used to finance the operations of the target business, including subsequent acquisitions.

        We believe that, upon consummation of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate making the following expenditures:

  •
  approximately $1,000,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiating of a business combination;

  •
  approximately $80,000 of expenses in legal and accounting fees relating to our SEC reporting obligations;

  •
  approximately $180,000 of expenses in fees relating to our office space and certain general and administrative services; and

  •
  approximately $740,000 for general working capital that will be used for miscellaneous expenses and reserves, including approximately $             for director and officer liability and other insurance premiums.

        We do not believe we will need additional financing following this offering in order to meet the expenditures required for operating our business. However, we may need to obtain additional financing to the extent such financing is required to consummate a business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Following a business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our withholding obligations with respect to our stock redistribution program.

        As of September 22, 2005, Messrs. Feinberg and Liffmann have each loaned $50,000 to us for payment of offering expenses. Each loan is non-interest bearing and will be payable on the earlier of September 22, 2006 or the consummation of this offering. Each loan will be repaid out of the proceeds of this offering used to pay the offering expenses.

PROPOSED BUSINESS

Introduction

        We are a recently organized blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, an operating business in the healthcare industry.

Healthcare Industry

        The healthcare industry is one of the largest segments of the United States economy, with total U.S. healthcare expenditures in 2003 of $1.7 trillion, or $5,700 per person, which accounted for more than 15% of U.S. gross domestic product, or GDP. The U.S. healthcare industry is also experiencing strong growth. According to the Centers for Medicare and Medicaid Services, or CMS, U.S. healthcare expenditures have increased from $246 billion in 1980 to a forecasted $1.9 trillion in 2005, representing a compound annual growth rate, or CAGR, of 9%. By 2014, U.S. healthcare expenditures are projected to reach $3.6 trillion, or almost 19% of projected GDP, representing a CAGR of more than 7% over the ten year period.

        In 2003, approximately 64% of total U.S. healthcare expenditures were spent on the following categories: hospital care (31%), physician and clinical services (22%) and prescription drugs (11%). Funding for these expenditures comes from public and private sources. Medicaid and Medicare programs were created in the mid-1960s. Medicare focuses on elderly coverage (over 65 years old) and the disabled of any age. Medicaid provides coverage for the poor and indigent population and is jointly funded by U.S. federal and state governments. In 2002, according to CMS, roughly 34% of all U.S. healthcare payments were made by Medicaid and Medicare combined. Private health insurance supports roughly 36% of total costs. As health insurance costs rise, private sector employers are responding in part by shifting a greater portion of healthcare costs to employees by paying a smaller percentage of health insurance premiums. Employees, usually in the form of a payroll deduction, must pay the amount of those premiums not funded by their employers. According to the U.S. Census Bureau, approximately 45 million Americans were uninsured in 2003.

        We believe that growth in the U.S. healthcare industry will be driven by the following factors:

  •
  Expanding and Aging Population. According to U.S. Census Bureau estimates, in 2005 the American population is approximately 297 million and growing. Simultaneously, we are witnessing the "graying of America," whereby the elderly population, the largest consumer of healthcare services, is increasing more rapidly than the rest of the population. According to the U.S. Census Bureau, approximately 12% of the U.S. population was over 65 in 2004 and was forecasted to account for roughly 20% of the population by 2030.

  •
  Evolving Medical Treatments. Advances in technology have favorably impacted the development of more effective and easier-to-use medical devices, treatments and therapies. Many of these advances have reduced hospital stays, costs and recovery periods. The continued advancement of medical technology should continue to support the markets for healthcare goods and services.

  •
  Increased Consumer Awareness. In recent years, publicity associated with advances in medical technology, treatments and therapies has increased the number of patients visiting healthcare professionals. We believe that more active and aware consumers, who are increasingly vocal due to rising costs and reduced access to physicians, will continue to stimulate a wide variety of healthcare segments, including the growing market for discretionary medical services, such as cosmetic procedures, that consumers pay for themselves.

  •
  Access to Capital. The investment community has historically embraced healthcare companies. This access to capital has allowed healthcare companies to grow and mature in a wide range of healthcare segments. We believe there are many such healthcare companies that may serve as platforms for acquisitions of the size we will target.

        Although we may consider a target business in any segment of the healthcare industry, we intend to concentrate our search for an acquisition candidate in the following segments:

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  healthcare services;

  •
  medical devices and products.

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  healthcare information technology;

  •
  pharmaceuticals;

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  diagnostics;

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  biotechnology therapeutics; and

  •
  life sciences.

Effecting a Business Combination

General

        We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to use cash derived from the proceeds of this offering, our capital stock, debt or any combination thereof to effect a business combination involving an operating business in the healthcare industry. Although substantially all of the net proceeds of this offering (excluding the amount held in the trust account representing the deferred portion of the underwriter's fees) are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise designated for any more specific purpose. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any business combination. A business combination may involve the acquisition of, or merger with, an operating business that does not need substantial additional capital but desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. We believe these consequences include certain time delays, significant expense, loss of voting control and compliance with various federal and state securities laws. In the alternative, a business combination may involve a company that may be financially unstable or in the early stages of development or growth.

We have neither selected nor approached any target businesses

        We do not have any business combination under consideration and we have neither identified nor been provided with the identity of any potential target businesses. None of our officers, directors, promoters or any other representative acting on our behalf and no other affiliate of the company has had a preliminary contact or discussion, formal or otherwise, with any representative of any other company regarding the possibility of an acquisition or merger between us and such other company. Subject to the requirement that our initial business combination must be with an operating business in the healthcare industry that has a fair market value equal to at least 80% of our net assets at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Accordingly, at this time there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination.

Established deal sourcing network and sources of target businesses

        While we have not yet identified any acquisition candidates, we believe that there are numerous acquisition candidates in the healthcare industry that we may target. We believe that our management and directors have strong reputations within the investment community developed over their years in the investment banking, leveraged buyout and hedge fund industries. Through the experience of our management and directors, we believe that we have extensive contacts and sources from which to generate acquisition opportunities in the healthcare industry. We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds, securities broker dealers, attorneys and accountants and other members of the financial community, who may present solicited or unsolicited proposals. Our officers and directors as well as their affiliates may also bring to our attention target business candidates that they become aware of through their business contacts. In no event, however, will any of our officers, directors or existing stockholders or any entity with which they are affiliated be paid any finder's fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination, other than the payment of $7,500 per month to Oracle Investment Management, Inc. in connection with the general and administrative services arrangement for services rendered to us prior to or in connection with the business combination. However, our existing stockholders will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as participating in the offering process, identifying a potential target operating business and performing due diligence on a suitable business combination. We have not reserved any specific amount for such payments, which may have the effect of reducing the available proceeds not deposited in the trust account for payment of our ongoing expenses and reimbursement of out-of-pocket expenses incurred on our behalf. In addition, since the role of present management after a business combination is uncertain, we have no ability to determine if any remuneration will be paid to those persons after a business combination.

        While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder's fee or other compensation to be determined in an arm's length negotiation based on the terms of the transaction. We have granted CRT Capital Group LLC a right of first refusal to perform all investment banking services for us, including in connection with possible business combinations and public and private offerings of securities, through the later of (i) one year from the closing of our initial business combination, if any, and (ii) two years from the closing of this offering.

Selection of target business and structuring of a business combination

        Subject to the requirement that our initial business combination must be with an operating business in the healthcare industry that has a fair market value equal to at least 80% of our net assets at the time of such transaction, our management will have virtually unrestricted flexibility in identifying and selecting prospective target business. We expect that our management will diligently review all of the proposals we receive with respect to a prospective target business. In evaluating a prospective target business, our management team will likely consider the following:

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  financial condition and results of operations;

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  growth potential;

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  experience and skill of the target's management and availability of additional personnel;

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  earnings before interest, taxes, depreciation and amortization charges;

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  consistent operating margins;

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  nature of the customers and contracts;

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  stability and continuity in customer relationships;

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  backlog of orders for services;

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  capital requirements;

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  competitive position;

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  barriers to entry in the relevant healthcare industry sector;

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  degree of current or potential market acceptance of the services, processes or products;

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  proprietary features and degree of intellectual property or other protection of the services, processes or products;

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  regulatory environment of the relevant industry sector;

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  potential growth in government spending in the segment in which the target company operates;

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  stage of development of services, processes or products; and

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  costs associated with effecting the business combination.

        These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination with an operating business will be based on the above factors as well as other considerations deemed relevant by our management team in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we intend to conduct an extensive due diligence review of the target business that will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information that will be made available to us.

        We will endeavor to structure a business combination so as to achieve the most favorable tax treatment to us, the target business and their stockholders, as well as our own stockholders. We cannot assure you, however, that the Internal Revenue Service or appropriate state tax authority will agree with our tax treatment of the business combination.

        The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. While we will not pay any finders or consulting fees to our officers, directors or existing stockholders or special advisors, or any of their respective affiliates, for services rendered in connection with a business combination, we will reimburse them for any out-of-pocket expenses incurred by them in connection with activities on our behalf. However, we have retained CRT Capital Group LLC on a non-exclusive basis to act as our investment banker from the closing of this offering through the later of (i) one year from the closing of our initial business combination, if any, and (ii) two years from the closing of this offering. As a result, we have agreed to give CRT Capital Group LLC a right of first refusal to perform all investment banking services solicited by us during this time period.

Fair market value of target business

        The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition. The fair market value of such business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to independently determine that the target business has a sufficient fair market value or if a conflict of interest exists with respect to such determination, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the NASD with respect to the satisfaction of such criteria. We expect that any such opinion will be included in the proxy solicitation materials furnished to our stockholders in connection with a business combination, and that such independent investment banking firm will be a consenting expert. However, we will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business has a sufficient fair market value and no conflict of interest exists.

Probable lack of business diversification

        The net proceeds from this offering will provide us with approximately $92,500,000 which we may use to complete a business combination. Our initial business combination must be with an operating business in the healthcare industry whose fair market value is equal to at least 80% of our net assets at the time of such acquisition. As a result, we are likely to complete a business combination with only a single operating business, which may have only a limited number of products or services. The resulting lack of diversification:

  •
  will result in our dependency upon the performance of a single operating business;

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  will result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services; and

  •
  may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.

        We may not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry so as to diversify risks and offset losses. Further, the prospects for our success may be entirely dependent upon the future performance of the initial target business we acquire.

Limited ability to evaluate the target business' management

        Although we intend to closely scrutinize the management of prospective target businesses when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business' management will prove to be correct. In addition, we cannot assure you that the target business' management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role, if any, of our officers and directors in the target business cannot presently be stated with any certainty. Although we expect one or more members of our management to serve on our Board of Directors following a business combination, subject to continued election by the stockholders, it is unlikely that any of our officers or directors will devote their full efforts to our affairs subsequent to a business combination. We may request continued representation of our management on the Board of Directors in our negotiation with a target company. We will consider a target company's response to this request in determining whether the acquisition is in the best interest of our shareholders. Moreover, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business acquired.

        Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management of the target business.

Opportunity for stockholder approval of a business combination

        Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the structure of the business combination is such that it would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, which, among other matters, will include a description of the operations of the target business and certain required financial information regarding the target business.

        In connection with any vote required for our initial business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote the shares of common stock then owned by them, including any shares offered by this prospectus, in accordance with the majority of the shares of common stock voted by the public stockholders other than our existing stockholders. As a result, our existing stockholders will not have any conversion rights attributable to their shares in the event that a business combination transaction is approved by a majority of our public stockholders. We will proceed with the initial business combination only if both a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights.

Conversion rights

        At the time we seek stockholder approval of any business combination, we will offer each public stockholder, other than our existing stockholders, the right to have such stockholder's shares of common stock converted into cash if the stockholder votes against the business combination and the business combination is approved and completed. Our existing stockholders will not have this right because they have agreed to vote their stock (whenever acquired) in accordance with the majority of the shares of common stock voted by the public stockholders. The actual per-share conversion price will be equal to the amount in the trust account, including the amount representing the deferred portion of the underwriter's fees, plus any interest (net of taxes payable and calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares sold in this offering. Without taking into account any interest earned on the trust account, or taxes payable on such interest, the initial per-share conversion price would be approximately $7.40, or $0.60 less than the per-unit offering price of $8.00. Voting against the business combination alone will not result in an election to exercise a stockholder's conversion rights. A stockholder must also affirmatively exercise such conversion rights at or prior to the time the business combination is voted upon by the stockholders. An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement at or prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to eligible stockholders who elect conversion will be distributed promptly after completion of the business combination. Public stockholders who convert their stock into their share of the trust account retain their warrants. We will not complete any proposed business combination for which our public stockholders owning 20% or more of the shares sold in this offering, other than our existing stockholders, both vote against a business combination and exercise their conversion rights.

Liquidation if no business combination

        If we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months if the extension criteria described below have been satisfied, we will dissolve and distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, including the amount representing the deferred portion of the underwriter's fees, plus any interest (net of taxes payable), plus any remaining net assets. Our existing stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock owned by them prior to this offering; they will participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following this offering. There will be no distribution from the trust account with respect to the warrants and all rights with respect to the warrants will effectively terminate upon our liquidation.

        If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be approximately $7.40 or $0.60 less than the per-unit offering price of $8.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors, which could be prior to the claims of our public stockholders. We cannot assure you that the actual per-share liquidation price will not be less than approximately $7.40, plus interest, due to claims of creditors. Messrs. Feinberg and Liffmann have each agreed pursuant to an agreement with us and CRT Capital Group LLC that, if we liquidate prior to the consummation of a business combination, they will be personally liable to ensure that the proceeds of the trust account are not reduced by the claims of vendors for services rendered or products sold to us, or claims of a prospective target business. However, we cannot assure you that Messrs. Feinberg and Liffmann will be able to satisfy those obligations.

        Prior to completion of a business combination, we will seek to have all vendors, a prospective target business or other entities with whom we engage in business enter into agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders. In the event that a vendor, prospective target business or other entity were to refuse to enter into such a waiver, our decision to engage such vendor or other entity or to enter into discussions with such target business would be based on our management's determination that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to enter into such a waiver.

        If we enter into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to the expiration of 18 months after the consummation of this offering, but are unable to complete the business combination within the 18-month period, then we will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If we are unable to do so by the expiration of the 24-month period from the consummation of this offering, we will then liquidate. Upon notice from us, the trustee of the trust account will commence liquidating the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public stockholders. We anticipate that our instruction to the trustee would be given promptly after the expiration of the applicable 18-month or 24-month period.

        A public stockholder will be entitled to receive funds from the trust account only in the event of our liquidation or if such stockholder seeks to convert its shares into cash upon a business combination that such stockholder voted against and that is actually completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

Amended and Restated Certificate of Incorporation

        Our amended and restated certificate of incorporation sets forth certain requirements and restrictions relating to this offering that shall apply to us until the consummation of a business combination. Specifically, our amended and restated certificate of incorporation will provide, among other things, that:

  •
  upon consummation of this offering, $92,500,000 of the offering proceeds shall be placed into the trust account, which proceeds may not be disbursed from the trust account except in connection with a business combination or thereafter, upon our liquidation or as otherwise permitted in the amended and restated certificate of incorporation;

  •
  prior to the consummation of a business combination, we shall submit such business combination to our stockholders for approval;

  •
  we may consummate the business combination if approved by a majority of our stockholders and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights;

  •
  if a business combination is approved and consummated, public stockholders who voted against the business combination and exercised their conversion rights will receive their pro rata share of the trust account;

  •
  if a business combination is not consummated or a letter of intent, an agreement in principle or a definitive agreement is not signed within the time periods specified in this prospectus, then we will be dissolved and distribute to all of our public stockholders their pro rata share of the trust account; and

  •
  we may not consummate any other merger, acquisition, stock purchase, asset purchase or similar transaction other than a business combination that meets the conditions specified in this prospectus, including the requirement that the business combination be with an operating business in the healthcare industry whose fair market value is equal to at least 80% of our net assets at the time of such business combination.

Competition

        In identifying, evaluating and pursuing a target business, we expect to encounter intense competition from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds, operating businesses and other entities and individuals, both foreign and domestic, competing for acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater financial, marketing technical, human and other resources than us, and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring a sizable target business will be limited by our available financial resources. This inherent competitive limitation gives certain others an advantage in pursuing the acquisition of a target business. Further:

  •
  our obligation to seek stockholder approval of a business combination may impede or delay the completion of a transaction;

  •
  our obligation to convert shares of common stock into cash in certain instances may reduce the resources available to effect a business combination; and

  •
  our outstanding warrants and the future dilution they potentially represent may not be viewed favorably by a target business.

        Any of these factors may place us at a competitive disadvantage in consummating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target business on favorable terms.

        If we succeed in effecting a business combination, there will, in all likelihood, be intense competition from competitors of the target business. The degree of competition characterizing the industry of any prospective target business cannot presently be ascertained. We cannot assure you that, subsequent to a business combination, we will have the resources to compete effectively, especially to the extent that the target business is in a high-growth industry.

Facilities

        We do not own any real estate or other physical properties. Our headquarters are located at 200 Greenwich Avenue, 3rd Floor, Greenwich, Connecticut 06830. The cost of this space is included in the $7,500 per month fee Oracle Investment Management, Inc., an affiliate of Messrs. Feinberg and Liffmann, charges us for general and administrative service pursuant to a letter agreement between us and Oracle Investment Management, Inc. We believe that our office facilities are suitable and adequate for our business as it is presently conducted.

Employees

        We currently have two officers, one of whom is also a member of our board of directors. We have no other employees. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

        We have registered our units, common stock and warrants under the Securities Exchange Act of 1934, and have reporting obligations thereunder, including the requirement that we file annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent registered public accounting firm.

        We will not acquire a target business if audited financial statements in conformity with United States generally accepted accounting principles cannot be obtained for the target business. Additionally, our management will provide stockholders with audited financial statements, prepared in accordance with generally accepted accounting principles, of the prospective business as part of the proxy solicitation materials sent to stockholders to assist them in assessing a business combination. The requirement of having available audited financial statements may limit the pool of potential target businesses available for acquisition.

Comparison to Offerings of Blank Check Companies

        The following table compares and contrasts the terms of our offering and the terms of an offering by a blank check company under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriter will not exercise its over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$92,500,000 of the net offering proceeds will be deposited into a trust account located at Lehman Brothers Inc., and maintained by Continental Stock Transfer & Trust Company acting as trustee.
$85,500,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds	The $92,500,000 of net offering proceeds held in trust will only be invested in U.S. "government securities," defined as any Treasury Bill issued by the United States government having a maturity of one hundred and eighty days or less, or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on fair value or net assets of target business	The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represents at least 80% of the maximum offering proceeds.
Trading of securities issued	The units may commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately on the earlier to occur of the expiration of the underwriter's option to purchase up to 1,875,000 additional units to cover over-allotments or 20 days after the exercise in full or in part by the underwriter of such option, provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K. For more information, see the section entitled "Description of Securities — Units."	No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.
Exercise of the warrants	The warrants cannot be exercised until the later of the completion of a business combination or one year from the date of this prospectus and, accordingly, will only be exercised after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor	We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his or her shares into his or her pro rata share of the trust account. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post- effective amendment, to notify the company of their election to remain an investor. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.
Business combination deadline	A business combination must occur within 18 months after the consummation of this offering or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or definitive agreement relating to a prospective business combination is entered into prior to the end of the 18-month period.	If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.
Release of funds	The proceeds held in the trust account will not be released until the earlier of the completion of a business combination or our liquidation upon our failure to effect a business combination within the allotted time.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors and Executive Officers

        Our current directors and executive officers are as follows:

Name	Age	Position
Larry N. Feinberg	50	Chairman of the Board
Joel D. Liffmann	44	President, Chief Operating Officer and Director
Mark A. Radzik	40	Chief Financial Officer and Secretary
George W. Bickerstaff, III	49	Director

        Larry N. Feinberg has served as our Chairman of the Board since our inception in September 2005. Mr. Feinberg is the founder of Oracle Partners, L.P., a healthcare-focused hedge fund, and has served as its Managing General Partner since its inception in July 1993. Mr. Feinberg serves as the President of Oracle Investment Management, Inc., an investment adviser to Oracle Partners, L.P. and several other hedge funds, offshore funds and managed accounts. Mr. Feinberg is the Managing Member of Oracle Strategic Capital, LLC, the general partner of Oracle Strategic Partners, L.P., the private equity affiliate of Oracle Investment Management, Inc. Mr. Feinberg has served on the board of directors of several portfolio companies, and is currently a director of Unicorn Financial Services, Inc., a nationwide provider of medical financing services, and Pharmaca Integrative Pharmacy, Inc., a nationwide pharmacy operator combining prescription drug and over-the-counter products with natural, complementary and personal body care products. From January 1988 to March 1993, Mr. Feinberg was a portfolio manager and merchant banker for Odyssey Partners L.P., a private investment firm specializing in private corporate transactions, where he was responsible for directing Odyssey Partners L.P.'s private and public healthcare investing activities. From 1986 to 1987, Mr. Feinberg served as First Vice President of The Healthcare Group at Drexel Burnham Lambert, Inc. Mr. Feinberg began his Wall Street career as a healthcare research analyst at Dean Witter Reynolds Inc. in 1980 and was promoted to First Vice President in 1982. In 1982, Mr. Feinberg was elected for the first of seven consecutive years to the Institutional Investor All-American Research Team. Mr. Feinberg received a masters degree in business administration from New York University in 1980 and a bachelor of arts degree from the University of Vermont in 1978.

        Joel D. Liffmann has served as our President and Chief Operating Officer and a member of our board of directors since our inception in September 2005. Mr. Liffmann is a principal of Oracle Investment Management, Inc. and has been a member of Oracle Strategic Capital, LLC since 1996. Mr. Liffmann has served on the board of directors of several portfolio companies, and is currently a director of Health Hero Network, Inc., a provider of technology solutions for remote health monitoring and management; Unicorn Financial Services, Inc.; and Pharmaca Integrative Pharmacy, Inc. From 1990 to 1996, Mr. Liffmann served as a senior executive responsible for business development and acquisitions with Medco Containment Services Inc. and certain of its affiliates, including Medical Marketing Group Inc., a provider of marketing services to drug companies, and Synetic Inc., a provider of prescription drugs to nursing homes and other institutional facilities, both prior to and following Medco's acquisition by Merck & Co. in 1993. Mr. Liffmann began his career in 1982 as a healthcare industry equity analyst at Drexel Burnham Lambert, Inc. and was promoted to Vice President, Equity Research in 1984. He became a Vice President, Corporate Finance in 1987. Mr. Liffmann received a bachelor of science degree in business administration from Boston University in 1982.

        Mark A. Radzik has served as our Chief Financial Officer and Secretary since our inception in September 2005. From 1999 to 2004, Mr. Radzik served as Managing Director of Equity Group Investments L.L.C., a private investment firm, where he sourced, structured and financed buyouts and growth equity and distressed investments in middle market companies. Mr. Radzik has served on the board of directors of several Equity Group Investments L.L.C. portfolio companies, including GP

Strategies Corporation, a New York Stock Exchange-listed global performance improvement company, where he served as a member of the audit and governance committees from 2002 to 2005, and Iron Age Corporation, a North American provider of safety footwear programs to employers, where he served as Chairman of the board of directors from 2003 to 2005. In addition, Mr. Radzik served on the board of directors of Grupo Azucarero Mexico, a producer of sugar in Mexico, from 2000 to 2002. In 2000, Grupo Azucarero Mexico filed for Suspension of Payments in order to protect itself from creditors. From 1994 to 1998, Mr. Radzik was a Vice President at BNP Paribas where he was responsible for directing and syndicating middle market senior and stretch senior debt investments. From 1988 to 1994, Mr. Radzik worked in the Special Services Division of Arthur Andersen & Co. providing accounting due diligence and restructuring services. Mr. Radzik is a certified public accountant and received a bachelor of science degree in accounting and a masters degree in business administration in finance from Indiana University in 1987 and 1988, respectively.

        George W. Bickerstaff, III has served as a director since September 2005. Mr. Bickerstaff has been a Managing Director of CRT Capital Group LLC since June 2005. Prior to joining CRT Capital Group LLC, Mr. Bickerstaff held various positions with Novartis, a global leader in pharmaceuticals and consumer health, including Chief Financial Officer of Novartis Pharma AG from October 2000 to May 2005. From December 1999 to September 2000, Mr. Bickerstaff served as Executive Vice President and Chief Financial Officer of Workscape, Inc. a provider of employee-related information services. From July 1998 to December 1999, Mr. Bickerstaff served as Executive Vice President and Chief Financial Officer of Uniscribe Professional Services, Inc., a nationwide provider of paper and technology-based document management solutions. From January 1998 to June 1998, Mr. Bickerstaff served as Executive Vice President and Chief Financial Officer of Intellisource Group, Inc., a provider of information technology solutions to the federal, state and local government and utility markets. From July 1997 to December 1997, Mr. Bickerstaff served as Vice President of Finance of Cognizant Corporation, a global business information services company. From January 1990 to June 1997, Mr. Bickerstaff served in various senior finance roles, including Chief Financial Officer of IMS Healthcare, a global business information services company in the healthcare and pharmaceutical industries. Prior to that, Mr. Bickerstaff held various finance, audit and engineering positions with the Dun & Bradstreet Corporation and General Electric Company. Mr. Bickerstaff is a member of the board of directors of Vion Pharmaceuticals, Inc. and Amazys Holding AG, both publicly traded companies. Mr. Bickerstaff received a bachelor of science degree in engineering and a bachelor of arts degree in business administration from Rutgers University in 1978.

Number and Terms of Directors

        Our board of directors has three directors and is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Mr. Feinberg, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Mr. Liffmann, will expire at the second annual meeting. The term of office of the third class of directors, consisting of Mr. Bickerstaff, will expire at the third annual meeting.

        Our directors will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition. None of our directors has been a principal of or affiliated with a public company or blank check company that executed a business plan similar to our business plan and none of our directors is currently affiliated with such an entity. However, we believe that the skills and expertise of our directors, their collective access to acquisition opportunities and ideas, their contacts, and their transaction expertise should enable them to successfully identify and effect an acquisition, although we cannot assure you that they will, in fact, be able to do so.

Executive Officer and Director Compensation

        No executive officer has received any cash compensation for services rendered. Other than the payment of $7,500 per month to Oracle Investment Management, Inc. in connection with the general and administrative services arrangement for services rendered to us prior to or in connection with the business combination, no compensation of any kind, including finder's and consulting fees, will be paid to any of our existing stockholders, including our officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as participating in the offering process, identifying a potential target business and performing due diligence on a suitable business combination. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. If none of our directors are deemed "independent," we will not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. We have not reserved any specific amount for such payments, which may have the effect of reducing the available proceeds not deposited in the trust account for payment of our ongoing expenses and reimbursement of out-of-pocket expenses incurred on our behalf. In addition, since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Prior Share Issuances

        Between September 1, 2005 and September 22, 2005, we issued 3,125,000 shares of our common stock to the individuals and entities set forth below for $31,250 in cash, at a purchase price of $0.01 per share, as follows:

Name	Number of Shares	Relationship to Us
LNF OHAC LLC(1)	781,250	Stockholder
Oracle Healthcare Holding LLC(1)	1,197,916	Stockholder
Joel D. Liffmann(2)	100	Officer and Director
JDL OHAC LLC(2)	781,150	Stockholder
Granite Creek Partners, L.L.C.(3)	312,500	Stockholder
George W. Bickerstaff, III	52,084	Director

(1)
Mr. Feinberg, our Chairman, is the managing member of each of LNF OHAC LLC and Oracle Healthcare Holding LLC and may be deemed to beneficially own the shares owned by them. LNF OHAC LLC and Oracle Healthcare Holding LLC acquired 781,250 and 1,197,916 shares of our common stock, respectively, on September 22, 2005.

(2)
Mr. Liffmann, our President and Chief Operating Officer, is the managing member of JDL OHAC LLC and may be deemed to beneficially own the shares owned by it. Mr. Liffmann acquired 100 shares of our common stock on September 1, 2005. JDL OHAC LLC acquired 781,150 shares of our common stock on September 22, 2005.

(3)
Mr. Radzik, our Chief Financial Officer and Secretary, is a managing member of Granite Creek Partners, L.L.C. and may be deemed to beneficially own the shares owned by it. Granite Creek Partners, L.L.C. acquired 312,500 shares of our common stock on September 22, 2005.

        We consider Messrs. Feinberg, Liffmann and Radzik to be our promoters as such term is defined within the rules promulgated by the SEC under the Securities Act of 1933.

        The holders of the majority of these shares will be entitled to make up to two demands that we register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which the lock-up period expires. In addition, these stockholders have certain "piggy-back" registration rights on registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements.

Conflicts of Interest

        Investors should be aware of the following potential conflicts of interest:

  •
  None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating management time among various business activities.

  •
  In the course of their other business activities, our officers and directors may become aware of investment and business opportunities that may be appropriate for presentation to us as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management's other affiliations, see the previous section entitled "Management."

  •
  In light of our existing stockholders' involvement with other healthcare companies and our purpose to consummate a business combination with an operating business in that industry, we may decide to acquire a business affiliated with our existing stockholders. Despite our agreement to obtain an opinion from an independent investment banking firm that a business combination with a business affiliated with our existing stockholders is fair to our stockholders from a financial point of view, potential conflicts of interest may still exist, and as a result, the terms of the business combination may not be as advantageous to our public stockholders as they would be absent any conflicts of interest.

  •
  Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us.

  •
  Oracle Investment Management, Inc., an affiliate of Messrs. Feinberg and Liffmann, has agreed that, commencing on the effective date of this prospectus through the acquisition of a target business, it will make available to us office space and certain general and administrative services, as we may require from time to time. We have agreed to pay Oracle Investment Management, Inc. $7,500 per month for these services. Mr. Feinberg, our Chairman, and Mr. Liffmann, our President and Chief Operating Officer, each serve as principals of Oracle Investment Management, Inc. As a result of these affiliations, these individuals will benefit from the transaction to the extent of their interest in Oracle Investment Management, Inc. However, this arrangement is solely for our benefit and is not intended to provide any of our officers or directors compensation in lieu of a salary. We believe, based on rents and fees for similar services in the area surrounding our offices in the Greenwich, Connecticut area, that the fee charged by Oracle Investment Management, Inc. is at least as favorable as we could have obtained from an unaffiliated third party. However, as our directors may not be deemed "independent," we did not have the benefit of disinterested directors approving this transaction.

  •
  The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business, completing a business combination in a timely manner and securing the release of their stock. These interests include their shares of our common stock owned prior to the date of this prospectus, which will be subject to a an escrow agreement restricting their sale until [three years from the date of this prospectus,] reimbursement of expenses incurred on our behalf if we have insufficient funds for such reimbursement, other than funds maintained in the trust and possible employment with a potential target business.

  •
  If we were to make a deposit, down payment or fund a "no-shop" provision in connection with a potential business combination, we may have insufficient funds outside of the trust to pay for due diligence, legal, accounting and other expenses attendant to completing a business combination. In such event, our directors, officers or special advisors may have to incur such expenses in order to proceed with the proposed business combination. As part of any such combination, such directors, officers or special advisors may negotiate the repayment of some or all of any such expenses, with or without interest or other compensation, which if not agreed to by our management, could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest.

  •
  If management negotiates to be retained post-business combination as a condition to any potential business combination, such negotiations may result in a conflict of interest.

        In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

  •
  the corporation could financially undertake the opportunity;

  •
  the opportunity is within the corporation's line of business; and

  •
  it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

        Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to other entities. For example, Messrs. Feinberg and Liffmann have preexisting fiduciary and contractual obligations that arise as a result of their affiliation with Oracle Investment Management, Inc. and its affiliates. Each of our directors has, or may come to have, other fiduciary obligations to those companies on whose board of directors they sit. To the extent that they identify business opportunities that may be suitable for companies on whose board of directors they sit, they will honor those fiduciary obligations. Accordingly, they may not present opportunities to us that otherwise may be attractive to us unless the other companies have declined to accept such opportunities. In addition, conflicts of interest may arise when our Board of Directors evaluates a particular business opportunity which, under the above-listed Delaware criteria, should be presented to us. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

        In order to minimize potential conflicts of interest that may arise from multiple corporate affiliations, each of our officers and directors has agreed in principle, until the earliest of a business combination, our liquidation or such time as he ceases to be an officer or director, to present to us for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Delaware law, subject to any fiduciary obligations arising from a fiduciary relationship established prior to the establishment of a fiduciary relationship with us.

        The existing stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to this offering; they will participate in any liquidation distribution with respect to any shares of common stock acquired in or following this offering. In addition, in connection with any vote required for our initial business combination, all of our existing stockholders, including several of our directors, have agreed to vote the shares of common stock then owned by them, including any shares offered by this prospectus, in accordance with the majority of the shares of common stock voted by the public stockholders other than our existing stockholders. As a result, our existing stockholders will not have any of the conversion rights attributable to their shares in the event that a business combination transaction is approved by a majority of our public stockholders (other than the existing stockholders).

        Messrs. Feinberg and Liffmann have each loaned $50,000 to us for the payment of offering expenses. Each loan is non-interest bearing and will be payable on the earlier of September 22, 2006 or the consummation of this offering. Each loan will be repaid out of the proceeds of this offering used to pay the offering expenses.

        No compensation or fees of any kind, including finders and consulting fees, will be paid to any of our existing stockholders, officers or directors or any of their affiliates for services rendered prior to or in connection with a business combination, other than the payment of $7,500 per month to Oracle Investment Management, Inc. for general and administrative services rendered to us prior to or in connection with the business combination. However, our officers, directors and existing stockholders will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as participating in the offering process, identifying a potential target operating business and performing diligence on a suitable business combination. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged. We have not reserved any specific amount for such payments, which may have the effect of reducing the available proceeds not deposited in the trust account for payment of our ongoing expenses and reimbursement of out-of-pocket expenses incurred on our behalf. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination. In addition, since the role of present management after a business combination is uncertain, we have no ability to determine if any remuneration will be paid to those persons after the consummation of a business combination.

        All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our uninterested "independent" directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. Moreover, it is our intention to obtain estimates from unaffiliated third parties for similar goods or services to ascertain whether such transactions with affiliates are on terms that are no less favorable to us than are otherwise available from such unaffiliated third parties. We will not enter into a transaction with an affiliated party unless the terms of such transaction are on terms no less favorable to us than would exist between us and an unaffiliated third party in an arms length transaction.

PRINCIPAL STOCKHOLDERS

        The following table sets forth information regarding the beneficial ownership of our common stock as of September 22, 2005, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming no purchase of units in this offering) by:

  •
  each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

  •
  each of our officers and directors; and

  •
  all our officers and directors as a group.

        Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

		Approximate Percentage of Outstanding Common Stock
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Before Offering	After Offering
Larry N. Feinberg(2)	1,979,166	63.3%	12.6%
LNF OHAC LLC(3)	781,250	25.0%	5.0%
Oracle Healthcare Holding LLC(3)	1,197,916	38.3%	7.7%
Joel D. Liffmann(4)	781,250	25.0%	5.0%
JDL OHAC LLC(5)	781,150	25.0%	5.0%
Mark A. Radzik(6)	312,500	10.0%	2.0%
Granite Creek Partners, L.L.C.(7)	312,500	10.0%	2.0%
George W. Bickerstaff, III	52,084	1.7%	*
All directors and executive officers as a group	3,125,000	100.0%	20.0%

*
Less than 1%.

(1)
Unless otherwise noted, the business address of each of the following is 200 Greenwich Avenue, 3rd Floor, Greenwich, Connecticut 06830.

(2)
Includes 781,250 and 1,197,916 shares held by LNF OHAC LLC and Oracle Healthcare Holding LLC, respectively. See footnote (3) below.

(3)
LNF OHAC LLC and Oracle Healthcare Holding LLC are managed by Larry N. Feinberg, as the managing member. Larry N. Feinberg may be deemed to be the beneficial owner of the shares of common stock held by LNF OHAC LLC and Oracle Healthcare Holding LLC.

(4)
Includes 781,150 shares held by JDL OHAC LLC. See footnote (5) below.

(5)
JDL OHAC LLC is managed by Joel D. Liffmann, as the managing member. Joel D. Liffmann may be deemed to beneficially own the shares owned by JDL OHAC LLC.

(6)
Includes 312,500 shares held by Granite Creek Partners, L.L.C. See footnote (7) below.

(7)
Mark A. Radzik is a managing member of Granite Creek Partners, L.L.C. Mark A. Radzik may be deemed to beneficially own the shares owned by Granite Creek Partners, L.L.C.

        Immediately after this offering, our existing stockholders, which include all of our officers and directors, collectively, will beneficially own 20% of the issued and outstanding shares of our common stock. Because of this ownership block, these stockholders may be able to effectively exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions, other than approval of a business combination.

        All of the shares of our common stock outstanding immediately prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company as escrow agent, until the earliest of:

  •
  three years following the date of this prospectus;

  •
  our liquidation; and

  •
  the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating our initial business combination with a target business.

During the escrow period, the holders of the shares will not be able to sell or transfer their shares of common stock (except to their spouses and children, or trusts established for their benefit), but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock (subject to their agreement to vote all of their shares of common stock, including any shares offered by this prospectus, in accordance with the majority of the shares of common stock voted by the public stockholders other than our existing stockholders) and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them immediately before this offering.

        Messrs. Feinberg and Liffmann have each agreed with CRT Capital Group LLC that, after this offering is completed and within the first 40 trading days after separate trading of the warrants has commenced, they and certain of their affiliates or designees collectively will place bids for and, if their bids are accepted, purchase up to 750,000 warrants in the public marketplace at prices not to exceed $1.20 per warrant. They have further agreed that any warrants purchased by them or their affiliates or designees will not be sold or transferred until the completion of a business combination. CRT Capital Group LLC (or any other broker to which they may assign the order) has agreed to make all such warrant purchases in such amounts and at such times as it may determine in its sole discretion during the 40 trading day period, subject only to the $1.20 per warrant market price limitation. As a result of this discretion, less than the full amount of the warrants may be purchased, irrespective of whether market prices exceed $1.20 per warrant.

        Messrs. Feinberg and Liffman have further agreed that any warrants purchased by them or their affiliates or designees in connection with the agreement with CRT Capital Group LLC described above will not be sold or transferred until the completion of a business combination. However, they may purchase additional warrants in the public marketplace if they choose. There will be no restrictions on the transfer of any such additional warrants.

        These warrant purchases may serve to stabilize the market price of the warrants during the 40 trading day period at a price above that which would prevail in the absence of these purchases. However, since the obligations to purchase the warrants will terminate at the end of the fortieth trading day after separate trading of the warrants has commenced or the earlier purchase of all the warrants obligated to be purchased, the market price of the warrants may, accordingly, substantially decrease following the termination of these obligations.

        Neither we nor the underwriter makes any representation or prediction as to the effect that the transactions described above may have on the price of the securities. These transactions may occur in the over the counter market or other trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

        See the risk factors beginning on page 8 of this prospectus and the information set forth under "Underwriting—Regulatory Restrictions on Purchase of Securities."

        Each of our existing stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock owned by them immediately prior to this offering; they will participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following this offering.

        In addition, in connection with the vote required for our initial business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them in accordance with the majority of the shares of common stock voted by the public stockholders other than our existing stockholders.

DESCRIPTION OF SECURITIES

General

        We are authorized to issue 40,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. As of the date of this prospectus, 3,125,000 shares of common stock are outstanding, held by six record holders and no shares of preferred stock are outstanding.

Units

        Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants will begin separate trading on the earlier to occur of the expiration of the underwriter's option to purchase up to 1,875,000 additional units to cover over-allotments or 20 days after the exercise in full or in part by the underwriter of such option. In no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K that includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K that includes this audited balance sheet upon the consummation of this offering, which is anticipated to take place three business days after the date of this prospectus. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Current Report on Form 8-K, and if such over-allotment option is exercised after such time, we will file an additional Current Report on Form 8-K including an audited balance sheet reflecting our receipt of the gross proceeds from such exercise of the over-allotment. The Current Report on Form 8-K will be publicly available on the SEC's website at http://www.sec.gov.

Common Stock

        Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for our initial business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote the shares of common stock then owned by them, including any shares of common stock offered by this prospectus, in accordance with the majority of the shares of common stock voted by the public stockholders other than our existing stockholders. However, our existing stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

        We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights discussed below. Voting against the business combination alone will not result in an election to exercise a stockholder's conversion rights. A stockholder must also affirmatively exercise such conversion rights at or prior to the time the business combination is voted upon by the stockholders.

        Our board of directors will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year.

        If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust account, inclusive of any interest (net of taxes payable), and any net assets remaining available for distribution to them after payment of liabilities. Our existing stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination solely with respect to all of the shares of common stock owned by them immediately prior to this offering; they will participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following this offering.

        Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders, other than our existing stockholders, have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust account retain their warrants.

Preferred Stock

        Our certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

        No warrants are currently outstanding. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $6.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

  •
  the completion of the initial business combination; or

  •
  one year from the date of this prospectus.

        The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York City time. We may call the warrants for redemption, at any time after the warrants become exercisable:

  •
  in whole and not in part;

  •
  at a price of $0.01 per warrant;

  •
  upon not less than 30 days prior written notice of redemption to each warrant holder; and

  •
  if, and only if, the reported last sale price of the common stock equals or exceeds $11.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day before we send the notice of redemption to warrant holders.

        We established the last criterion to provide warrant holders with a premium to the initial warrant exercise price, as well as a degree of liquidity to cushion the market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder will then be entitled to exercise his or her warrant prior to the date scheduled for redemption. However, there can be no assurance that the price of the common stock will exceed $11.50 or the warrant exercise price after the redemption call is made.

        The right to exercise the warrants will be forfeited unless they are exercised before the date specified in the notice of redemption. From and after the redemption date, the record holder of a warrant will have no further rights except to receive, upon surrender of the warrants, the redemption price.

        The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

        The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

        The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

        No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

        No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Dividends

        We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Restrictive Provisions of Our Amended and Restated Certificate of Incorporation and By-Laws

        Our amended and restated certificate of incorporation and by-laws contain certain provisions that may make it more difficult, expensive or otherwise discourage, a tender offer or a change in control or takeover attempt by a third-party, even if such a transaction would be beneficial to our stockholders. The existence of these provisions may have a negative impact on the price of our common stock by discouraging third-party investors from purchasing our common stock. In particular, our amended and restated certificate of incorporation and by-laws include provisions that:

  •
  classify our board of directors into three groups, each of which, after an initial transition period, will serve for staggered three-year terms;

  •
  permit a majority of the stockholders to remove our directors only for cause;

  •
  permit our directors, and not our stockholders, to fill vacancies on our board of directors;

  •
  require stockholders to give us advance notice to nominate candidates for election to our board of directors or to make stockholder proposals at a stockholders' meeting;

  •
  permit a special meeting of our stockholders to be called only by the board of directors pursuant to a resolution approved by a majority of the directors, the chairman of the board of directors, the chief operating officer or the president and be called by the president or the secretary upon the written request of the holders of a majority of the outstanding shares of our common stock;

  •
  permit our board of directors to issue, without approval of our stockholders, preferred stock with such terms as our board of directors may determine

  •
  permit the authorized number of directors to be changed only by a resolution of the board of directors; and

  •
  require the affirmative vote of the holders of a majority of our voting shares for stockholder amendments to our by-laws.

Our Transfer Agent and Warrant Agent

        The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company.

Shares Eligible for Future Sale

        Immediately after this offering, we will have 15,625,000 shares of common stock outstanding, or 17,500,000 shares if the underwriter's over-allotment option is exercised in full. Of these shares, the 12,500,000 shares sold in this offering, or 14,375,000 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act of 1933, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act of 1933. All of the remaining 3,125,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those shares will be eligible for resale under Rule 144 prior to September, 2006. Notwithstanding the foregoing, all of those shares are subject to escrow agreements and will not be transferable until three years after a business combination and will only be transferred prior to that date subject to certain limited exceptions. For more information about these exceptions, see the section entitled "Principal Stockholders."

Rule 144

        In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

  •
  1% of the number of shares of common stock then outstanding, which will equal 156,250 shares immediately after this offering (or 175,000 if the underwriter exercises its over-allotment option); and

  •
  the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

        Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

        Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC position on Rule 144 sales

        The SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an "underwriter" under the Securities Act of 1933 when reselling the securities of a blank check company. Accordingly, the SEC believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

Registration rights

        The holders of our 3,125,000 issued and outstanding shares of common stock on the date of this prospectus will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these shares are entitled to make up to two demands that we register these shares. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which the lock-up period expires. In addition, these stockholders have certain "piggy-back" registration rights on registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements.

Global Clearance and Settlement

        We will issue our securities in the form of global securities registered in the name of Cede & Co., as nominee of the Depository Trust Company, or DTC. Each global security will be issued only in fully registered form.

        You may hold your beneficial interests in a global security directly through DTC if you have an account at DTC, or indirectly through organizations that have accounts at DTC.

Definition of a global security

        A global security is a special type of indirectly held security in the form of a certificate held by a depositary for the investors in a particular issue of securities. Since we choose to issue our securities in the form of global securities, the ultimate beneficial owners can only be indirect holders. This is done by requiring that our global securities be registered in the name of a financial institution selected by us, as appropriate, and by requiring that the securities underlying our global securities not be transferred to the name of any direct holder except in certain circumstances.

        The financial institution that acts as the sole direct holder of a global security is called the "Depositary." Any person wishing to own our securities must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the Depositary. In the case of our securities, DTC will act as depositary and Cede & Co. will act as its nominee.

        Except under limited circumstances or upon the issuance of securities in definitive form, a global security may be transferred, in whole and not in part, only to DTC, to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in a global security will be represented, and transfers of such beneficial interests will be made, through accounts of financial institutions acting on behalf of beneficial owners either directly as account holders, or indirectly through account holders, at DTC.

Special investor considerations for global securities

        As an indirect holder, an investor's rights relating to the global security will be governed by the account rules of the investor's financial institution and of the Depositary, DTC, as well as general laws relating to securities transfers. We will not recognize this type of investor as a holder of our securities and instead will deal only with DTC, the Depositary that holds the global securities.

        An investor in our securities should be aware that because these securities will be issued only in the form of global securities:

  •
  Except in certain limited circumstances, the investor cannot get our securities registered in his or her own name.

  •
  Except in certain limited circumstances, the investor cannot receive physical certificates for his or her securities.

  •
  The investor will be a "street name" holder and must look to his or her own bank or broker for payments on our securities and protection of his or her legal rights relating to our securities.

  •
  The investor may not be able to sell interests in our securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates.

  •
  DTC's policies will govern payments, transfers, exchanges and other matters relating to the investor's interest in the global securities. We have no responsibility for any aspect of DTC's actions or for its records of ownership interests in the global securities. We do not supervise DTC in any way.

Description of DTC

        DTC has informed us that:

  •
  DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

  •
  DTC was created to hold securities for financial institutions that have accounts with it, and to facilitate the clearance and settlement of securities transactions between the account holders through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. DTC account holders include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system is also available to banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a DTC account holder, either directly or indirectly.

  •
  DTC's rules are on file with the SEC.

  •
  DTC's records reflect only the identity of its participants to whose accounts beneficial interest in the Global Securities are credited. These participants may or may not be the owners of the beneficial interests so recorded. The participants will be responsible for keeping account of their holdings on behalf of their beneficial owners.

UNDERWRITING

        In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to the underwriter named below, and the underwriter has agreed to purchase on a firm commitment basis the number of units offered in this offering set forth opposite its name below:

Underwriter	Number of Units
CRT Capital Group LLC	12,500,000

        A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

State Blue Sky Information

        We will offer and sell the units to retail customers only in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana, New York, Rhode Island and Wyoming. In New York and Hawaii, we have relied on exemptions from the state registration requirements. In the other states, we have applied to have the units registered for sale and will not sell the units to retail customers in these states unless and until such registration is effective (including in Colorado, pursuant to 11-51-302(6) of the Colorado Revised Statutes).

        If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions described directly above. We may offer to sell the units to institutional investors in every state except in Idaho in this offering pursuant to exemptions under the Blue Sky laws of various states. The definition of an "institutional investor" varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

        We will file periodic and annual reports under the Securities Exchange Act of 1934. Therefore, under the National Securities Markets Improvement Act of 1996, the resale of the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, are exempt from state registration requirements. However, states are permitted to require notice filings and collect fees with regard to these transactions, and a state may suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid. Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Massachusetts, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, South Dakota, Utah, the Virgin Islands, Virginia, Washington, West Virginia, Wisconsin and Wyoming either do not presently require any notice filings or fee payments or have not yet issued rules or regulations indicating whether notice filings or fee payments will be required.

        The District of Columbia, Illinois, Maryland, Michigan, Montana, New Hampshire, North Dakota, Oregon, Puerto Rico, Rhode Island, South Carolina, Tennessee, Texas and Vermont currently permit the resale of the units, and the common stock and warrants comprising the units, once they become separately transferable, if the proper notice filings have been submitted and the required fees have been paid.

        As of the date of this prospectus, we have not determined in which, if any, of these states we will submit the required filings or pay the required fee. Additionally, if any of these states that has not yet adopted a statute relating to the National Securities Markets Improvement Act adopts such a statute in the future requiring a filing or fee or if any state amends its existing statutes with respect to its requirements, we would need to comply with those new requirements in order for the securities to continue to be eligible for resale in those jurisdictions.

        Under the National Securities Markets Improvement Act, the states retain the jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their states.

        Aside from the exemption from registration provided by the National Securities Markets Improvement Act, we believe that the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, may be eligible for sale on a secondary market basis in various states based on the availability of another applicable exemption from state registration requirements, in certain instances subject to waiting periods, notice filings or fee payments.

Pricing of Securities

        We have been advised that the underwriter proposes to offer the units to the public at the offering price set forth on the cover page of this prospectus.

        Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

  •
  the history and prospects of companies whose principal business is the acquisition of other companies;

  •
  prior offerings of those companies;

  •
  our prospects for acquiring an operating business at attractive values;

  •
  our capital structure;

  •
  an assessment of our management and their experience in identifying operating companies;

  •
  general conditions of the securities markets at the time of the offering; and

  •
  other factors as were deemed relevant.

        However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriter is unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-Allotment Option

        We have also granted to the underwriter an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 1,875,000 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net short position resulting from the initial distribution. The underwriter may exercise that option if the underwriter sells more units than the total number set forth in the table above.

Commissions and Discounts

        The following table shows the public offering price, underwriting discount to be paid by us to the underwriter and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the underwriter of its over-allotment option.

	Per Unit	Without Option	With Option
Public Offering Price	$8.00	$100,000,000	$115,000,000
Discount	$0.40	$5,000,000	$5,750,000

Proceeds Before Expenses(1)	$7.60	$95,000,000	$109,250,000

(1)
The offering expenses are estimated to be approximately $500,000.

        In addition, we have agreed to pay the underwriter a deferred fee equal to 2% of the gross proceeds of this offering upon the consummation of our initial business combination.

Warrant Solicitation Fee

        We have engaged CRT Capital Group LLC on a non-exclusive basis, as our agent for the solicitation of the exercise of the warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the SEC, we have agreed to pay the underwriter for bona fide services rendered a commission equal to 2% of the exercise price for each warrant exercised more than one year after the date of this prospectus if the exercise was solicited by the underwriter. In addition to soliciting, either orally or in writing, the exercise of the warrants, the underwriter's services may also include disseminating information, either orally or in writing, to warrant holders about us or the market for our securities, and assisting in the processing of the exercise of the warrants. No compensation will be paid to the underwriter upon the exercise of the warrants if:

  •
  the market price of the underlying shares of common stock is lower than the exercise price;

  •
  the holder of the warrants has not confirmed in writing that the underwriter solicited the exercise;

  •
  the warrants are held in a discretionary account;

  •
  the warrants are exercised in an unsolicited transaction; or

  •
  the arrangement to pay the commission is not disclosed in the prospectus provided to warrant holders at the time of exercise.

Regulatory Restrictions on Purchase of Securities

        Rules of the SEC may limit the ability of the underwriter to bid for or purchase our securities before the distribution of the securities is completed. However, the underwriter may engage in the following activities in accordance with the rules:

  •
  Stabilizing Transactions. The underwriter may make bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities, so long as stabilizing bids do not exceed the maximum price specified in Regulation M, which generally requires, among other things, that no stabilizing bid shall be initiated at or increased to a price higher than the lower of the offering price or the highest independent bid for the security on the principal trading market for the security.

  •
  Over-Allotments and Coverage Transactions. The underwriter may create a short position in our securities by selling more of our securities than are set forth on the cover page of this prospectus. If the underwriter creates a short position during the offering, the underwriter may engage in covering transactions by purchasing our securities in the open market. The underwriter may also elect to reduce any short position by exercising all or part of the over allotment option.

Stabilization transactions may cause the price of the securities to be higher than they would be in the absence of these transactions.

        Neither we nor the underwriter makes any representation or prediction as to the effect that the transactions described above may have on the prices of the securities. These transactions may occur on the OTC Bulletin Board, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Investment Banking Arrangement

        We have granted CRT Capital Group LLC a right of first refusal to perform all investment banking services for us, including in connection with possible business combinations and public and private offerings of securities, through the later of (i) one year from the closing of our initial business combination, if any, and (ii) two years from the date of the closing of this offering.

Other Terms

        Although it is not obligated to do so, the underwriter may introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future, but the underwriter has advised us that there are no preliminary agreements or understandings between the underwriter and any potential targets in connection with a business combination or raising additional capital. Subject to the right of first refusal described above, we are not under any contractual obligation to engage the underwriter to provide any services for us after this offering, but if we do, we may pay the underwriter a finder's fee that would be determined at that time in an arm's length negotiation where the terms would be fair and reasonable to each of the interested parties; provided that no agreement will be entered into and no fee will be paid prior to 90 days from the date of this prospectus.

        In connection with this offering, the underwriter may distribute prospectuses electronically. No forms of prospectus other than printed prospectuses and electronically distributed prospectuses that are printable in Adobe PDF format will be used in connection with this offering.

        The underwriter has informed us that it does not expect to confirm sales of units offered by this prospectus to accounts over which they exercise discretionary authority without obtaining the specific approval of the account holder.

Indemnification

        We have agreed to indemnify the underwriter against some liabilities, including civil liabilities under the Securities Act of 1933, or to contribute to payments the underwriter may be required to make in this respect.

LEGAL MATTERS

        Willkie Farr & Gallagher LLP will pass upon the validity of the securities offered in this prospectus for us. Certain legal matters with respect to this offering will be passed upon for the underwriter by Bingham McCutchen LLP.

EXPERTS

        The financial statements of Oracle Healthcare Acquisition Corp. at September 22, 2005 and for the period from September 1, 2005 (date of inception) through September 22, 2005 appearing in this prospectus and in the registration statement have been included herein in reliance upon the report of Rothstein Kass & Company PC, independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act of 1933, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

Oracle Healthcare Acquisition Corp.
(a development stage company)

INDEX TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Oracle Healthcare Acquisition Corp.

        We have audited the accompanying balance sheet of Oracle Healthcare Acquisition Corp. (a corporation in the development stage)(the "Company") as of September 22, 2005 and the related statements of operations, stockholders' equity and cash flows for the period from September 1, 2005 (date of inception) through September 22, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 22, 2005 and the results of its operations and its cash flows for the period from September 1, 2005 (date of inception) through September 22, 2005 in conformity with accounting principles generally accepted in the United States of America.

/s/ Rothstein Kass & Company PC
Roseland, New Jersey
September 23, 2005

Oracle Healthcare Acquisition Corp.
(a corporation in the development stage)

Balance Sheet

September 22, 2005
ASSETS
Cash and cash equivalents	$131,250
Deferred offering costs	104,658

Total assets	$235,908

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accrued expenses	$250
Accrued offering costs	104,658
Notes payable	100,000

Total current liabilities	204,908

STOCKHOLDERS' EQUITY
Preferred stock—$0.0001 par value; 1,000,000 shares authorized; 0 issued and outstanding	—
Common stock—$0.0001 par value; 40,000,000 shares authorized; 3,125,000 issued and outstanding	313
Additional paid-in capital	30,937
Deficit accumulated during the development stage	(250)

Total stockholders' equity	31,000

Total liabilities and stockholders' equity	$235,908

See accompanying notes to financial statements

Oracle Healthcare Acquisition Corp.
(a corporation in the development stage)

Statement of Operations

September 1, 2005 (Date of Inception) Through September 22, 2005
Formation and operating costs	$250
Net loss for the period	(250)
Net loss per share (basic and diluted)	$—

Weighted average number of shares outstanding	3,125,000

See accompanying notes to financial statements

Oracle Healthcare Acquisition Corp.
(a corporation in the development stage)

Statement of Stockholders' Equity

	Common Stock			Deficit Accumulated During the Development Stage
			Additional Paid-In Capital
	Shares	Amount			Total
Balance—September 1, 2005 (date of inception)
Issuance of common stock to existing stockholders	3,125,000	$313	$30,937		$31,250
Net loss for the period	—	—	—	(250)	(250)

Balance—September 22, 2005	3,125,000	$313	$30,937	$(250)	$31,000

See accompanying notes to financial statements

Oracle Healthcare Acquisition Corp.
(a corporation in the development stage)

Statement of Cash Flows

September 1, 2005 (Date of Inception) Through September 22, 2005
Cash flows from operating activities:
Net loss	$(250)
Adjustments to reconcile net loss to net cash provided by operating activities:
Changes in:
Accrued expenses	250

Net cash provided by operating activities	—

Cash flows from financing activities:
Proceeds from note payable	100,000
Proceeds from issuance of common stock to existing stockholders	31,250

Net cash provided by financing activities	131,250

Net increase in cash	131,250

Cash—beginning of period	—

Cash—end of period	$131,250

Supplemental disclosure of non-cash financing activity:
Accrued offering costs	$104,658

See accompanying notes to financial statements

Oracle Healthcare Acquisition Corp.
(a corporation in the development stage)

Notes to Financial Statements

NOTE A—ORGANIZATION AND BUSINESS OPERATIONS

        Oracle Healthcare Acquisition Corp. (the "Company") was incorporated in Delaware on September 1, 2005. The Company was formed to acquire an operating business in the healthcare industry through a merger, capital stock exchange, asset acquisition or other similar business combination. The Company has neither engaged in any operations nor generated significant revenue to date. The Company is considered to be in the development stage and is subject to the risks associated with activities of development stage companies. The Company has selected December 31st as its fiscal year end.

        The Company's management has broad discretion with respect to the specific application of the net proceeds of this proposed offering of Units (as defined in Note C below) (the "Proposed Offering"), although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating a business combination with (or acquisition of) an operating business in the healthcare industry ("Business Combination"). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, at least ninety percent (90%) of the gross proceeds, after payment of certain amounts to the underwriter, will be held in a trust account ("Trust Account") and invested in U.S. "government securities," defined as any Treasury Bill issued by the United States government having a maturity of one hundred and eighty days or less, or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, until the earlier of (i) the consummation of its first Business Combination or (ii) the distribution of the Trust Account as described below. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that 20% or more of the outstanding stock (excluding, for this purpose, those shares of common stock issued prior to the Proposed Offering) vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. Public stockholders voting against a business combination will be entitled to convert their stock into a pro rata share of the trust account, including any interest earned (net of taxes payable) on their pro rata share, if the business combination is approved and consummated. However, voting against the Business Combination alone will not result in an election to exercise a stockholder's conversion rights. A stockholder must also affirmatively exercise such conversion rights at or prior to the time the Business Combinations is voted upon by the stockholders. All of the Company's stockholders prior to the Proposed Offering, including all of the officers and directors of the Company have agreed to vote all of the shares of common stock held by them in accordance with the vote of the majority in interest of all other stockholders of the Company, other than our existing stockholders, with respect to any Business Combination.

        In the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Proposed Offering, or 24 months from the consummation of the Proposed Offering if certain extension criteria have been satisfied, the proceeds held in the Trust Account will be distributed to the Company's public stockholders, excluding the existing stockholders to the extent of their initial stock holdings. In the event of such distribution, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note C).

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

[1] Loss per common share:

        Loss per common share is computed by dividing net loss for the period September 1, 2005 (date of inception) through September 22, 2005 by the weighted average number of common shares outstanding for the period.

[2] Use of estimates:

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

[3] Deferred offering costs:

        Deferred offering costs consist principally of legal and underwriting fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the receipt of the capital or charged to expense if not completed.

[4] Income tax:

        The Company complies with SFAS 109, "Accounting for Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

NOTE C—PROPOSED OFFERING

        The Proposed Offering calls for the Company to offer for public sale up to 12,500,000 units ("Units") (excluding 1,875,000 units pursuant to the underwriter's over-allotment option). Each Unit consists of one share of the Company's common stock, $0.0001 par value, and one redeemable common stock purchase warrant ("Warrant"). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing on the later of (a) one year from the date of the final prospectus for the Proposed Offering or (b) the completion of a Business Combination with a target business or the distribution of the Trust Account, and expiring five years from the date of the prospectus. The Warrants will be redeemable at a price of $0.01 per Warrant upon 30 days notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given.

NOTE D—RELATED PARTY TRANSACTIONS

        [1]    The Company issued two $50,000 unsecured promissory notes to related parties, Joel D. Liffmann and Larry N. Feinberg, on September 22, 2005. Each note is non-interest bearing and is payable on the earlier of September 22, 2006 or the consummation of the Proposed Offering.

        [2]    The Company presently occupies office space provided by an affiliate of certain of the initial stockholders. Such affiliate has agreed that, until the acquisition of a target business by the Company, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services commencing on the effective date of the Proposed Offering.

NOTE E—COMMITMENTS

        The Company has a commitment to pay an underwriting discount of 5% of the public offering price to CRT Capital Group LLC at the closing of the offering, with an additional 2% fee of the gross offering proceeds payable upon the Company's consummation of an Acquisition.

        The Company has engaged CRT Capital Group LLC, on a non exclusive basis, as their agent for the solicitation of the exercise of the warrants. The Company has agreed to pay CRT Capital Group LLC a commission equal to 2% of the exercise price for each warrant exercised more than one year after the date of this prospectus if the exercise was solicited by CRT Capital Group LLC.

NOTE F—PREFERRED STOCK

        The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

        Until                        , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

        No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

$100,000,000

ORACLE HEALTHCARE ACQUISITION CORP.

12,500,000 Units

PROSPECTUS

CRT Capital Group LLC

                    , 2005

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

        The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions and the representative non-accountable expense allowance) will be as follows:

SEC Registration Fee	$23,687
NASD Filing Fee	20,625
Accounting Fees and Expenses	25,000
Printing and Engraving Expenses	65,000
Legal Fees and Expenses (including Blue Sky services and expenses)	285,000
Miscellaneous(1)	80,688

Total	$500,000

(1)
Miscellaneous expenses include the reimbursement of our existing stockholders for out-of-pocket expenses incurred in connection with the offering.

Item 14.    Indemnification of Directors and Officers.

        Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

        "Section 145. Indemnification of officers, directors, employees and agents; insurance.

        (a)   A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

        (b)   A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        (c)   To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

        (d)   Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

        (e)   Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

        (f)    The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

        (g)   A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

        (h)   For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

        (i)    For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

        (j)    The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        (k)   The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        Paragraph (a) of Article IX of our amended and restated certificate of incorporation provides:

          "The Corporation shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful."

        Paragraph (b) of Article IX of our amended and restated certificate of incorporation provides:

          "The Corporation shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity by the Corporation for such expenses which the Court of Chancery or such other court shall deem proper."

        Article VIII of our Bylaws provides for indemnification of any of our directors, officers, employees or agents for certain matters in accordance with Section 145 of the DGCL.

        Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriter and the Underwriter has agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15.    Recent Sales of Unregistered Securities.

        (a)   During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Stockholders	Number of Shares
LNF OHAC LLC(1)	781,250
Oracle Healthcare Holding LLC(1)	1,197,916
Joel D. Liffmann(1)	100
JDL OHAC LLC(1)	781,150
Granite Creek Partners, L.L.C.(1)	312,500
George W. Bickerstaff, III(1)	52,084

Total:	3,125,000

(1)
Such shares were issued to Mr. Liffmann and the other stockholders on September 1, 2005 and September 22, 2005, respectively, in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933. They were sold to individuals or entities who were each accredited investors, as defined in Rule 501(a) of the Securities Act of 1933. The shares issued to the individuals and entities above were sold for an aggregate offering price of $31,250 at a purchase price of $0.01 per share. No underwriting discounts or commissions were paid with respect to such sales.

Item 16.    Exhibits and Financial Statement Schedules.

        (a)   The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement*
3.1	Amended and Restated Certificate of Incorporation
3.2	Bylaws
4.1	Specimen Unit Certificate
4.2	Specimen Common Stock Certificate
4.3	Specimen Warrant Certificate*
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant
5.1	Opinion of Willkie Farr & Gallagher LLP*
10.1	Form of Letter Agreement between the Registrant, CRT Capital Group LLC and each of the existing stockholders
10.2	Form of Escrow Agreement between Continental Stock Transfer & Trust Company and each of the existing stockholders
10.3	Form of Investment Management Trust Agreement between the Registrant and Continental Stock Transfer & Trust Company*
10.4	Promissory Note issued by the Registrant to Larry N. Feinberg
10.5	Promissory Note issued by the Registrant to Joel D. Liffmann
10.6	Form of Registration Rights Agreement among the Registrant and each of the existing stockholders
10.7	Form of Warrant Purchase Agreement among [ ] and one or more of the existing stockholders*
10.8	Office Service Agreement between the Registrant and Oracle Investment Management, Inc.
23.1	Consent of Rothstein Kass & Company PC
23.2	Consent of Willkie Farr & Gallagher LLP (incorporated by reference from Exhibit 5.1)*

*
To be filed by amendment.

Item 17.    Undertakings.

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            i.      To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            ii.     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            iii.    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (d)   The undersigned registrant hereby undertakes that:

          (1)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Greenwich, Connecticut, on September 30, 2005.

ORACLE HEALTHCARE ACQUISITION CORP.
By:	/s/ Joel D. Liffmann Joel D. Liffmann President and Chief Operating Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. This document may be executed by the signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument.

Signature	Title	Date

/s/ Joel D. Liffmann Joel D. Liffmann	President and Chief Operating Officer; Director (Principal Executive Officer)	September 30, 2005
/s/ Mark A. Radzik Mark A. Radzik	Chief Financial Officer and Secretary (Principal Financial Officer and Principal Accounting Officer)	September 30, 2005
/s/ Larry N. Feinberg Larry N. Feinberg	Chairman of the Board of Directors	September 30, 2005
/s/ George W. Bickerstaff, III George W. Bickerstaff, III	Director	September 30, 2005

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement*
3.1	Amended and Restated Certificate of Incorporation
3.2	Bylaws
4.1	Specimen Unit Certificate
4.2	Specimen Common Stock Certificate
4.3	Specimen Warrant Certificate*
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant
5.1	Opinion of Willkie Farr & Gallagher LLP*
10.1	Form of Letter Agreement between the Registrant, CRT Capital Group LLC and each of the existing stockholders
10.2	Form of Escrow Agreement between Continental Stock Transfer & Trust Company and each of the existing stockholders
10.3	Form of Investment Management Trust Agreement between the Registrant and Continental Stock Transfer & Trust Company*
10.4	Promissory Note issued by the Registrant to Larry N. Feinberg
10.5	Promissory Note issued by the Registrant to Joel D. Liffmann
10.6	Form of Registration Rights Agreement among the Registrant and each of the existing stockholders
10.7	Form of Warrant Purchase Agreement among [ ] and one or more of the existing stockholders*
10.8	Office Service Agreement between the Registrant and Oracle Investment Management, Inc.
23.1	Consent of Rothstein Kass & Company PC
23.2	Consent of Willkie Farr & Gallagher LLP (incorporated by reference from Exhibit 5.1)*

*
To be filed by amendment.

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TABLE OF CONTENTS
PROSPECTUS SUMMARY
THE OFFERING
SUMMARY FINANCIAL DATA
RISK FACTORS
Risks relating to the Company and the Offering
Risks Associated with the Healthcare Industry
USE OF PROCEEDS
CAPITALIZATION
DILUTION
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
PROPOSED BUSINESS
MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PRINCIPAL STOCKHOLDERS
DESCRIPTION OF SECURITIES
UNDERWRITING
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND ADDITIONAL INFORMATION
Oracle Healthcare Acquisition Corp. (a development stage company) INDEX TO FINANCIAL STATEMENTS
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Oracle Healthcare Acquisition Corp. (a corporation in the development stage) Balance Sheet
Oracle Healthcare Acquisition Corp. (a corporation in the development stage) Statement of Operations
Oracle Healthcare Acquisition Corp. (a corporation in the development stage) Statement of Stockholders' Equity
Oracle Healthcare Acquisition Corp. (a corporation in the development stage) Statement of Cash Flows
Oracle Healthcare Acquisition Corp. (a corporation in the development stage) Notes to Financial Statements
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
EXHIBIT INDEX